EXHIBIT 10.33
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS SUCH INFORMATION AS PRIVATE OR CONFIDENTIAL AND SUCH INFORMATION IS NOT MATERIAL. THE EXCLUDED INFORMATION HAS BEEN NOTED IN THIS EXHIBIT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

LEASE
[***],
a Delaware limited liability company,
Landlord,
and
FRESHPET, INC.,
a Delaware corporation,
Tenant

SINGLE-TENANT [***] LEASE
REFERENCE PAGES (the “Reference Pages”)

BUILDING:	That certain approximately [***] rentable square foot industrial warehouse building to be constructed by Landlord in accordance with the Plans and Specifications (defined below) (the “Building”).
LANDLORD:	[***], a Delaware limited liability company (the “Landlord”)
LANDLORD’S NOTICE ADDRESS:	[***] Attn: [***] With copies to: c/o [***] Attn: [***] Attn: [***]
ADDRESS FOR RENT PAYMENT:	c/o [***]
LEASE REFERENCE DATE:	The date of full execution and delivery of this Lease by Landlord and Tenant, being August 27, 2025 (the “Lease Reference Date”).
TENANT:	FreshPet, Inc., a Delaware corporation (the “Tenant”)
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TENANT’S NOTICE ADDRESS:	FreshPet, Inc. 1545 U.S. 206 Bedminster, NJ 07921 Attn: [***] With a copy to: FreshPet, Inc. 1545 U.S. 206 Bedminster, NJ 07921 Attn: Lisa Alexander With a copy to: [***]
PREMISES:
That certain real property containing approximately [***] acres as legally described on Exhibit A-1 attached hereto (located at the intersection of [***]), together with all improvements located thereon, including, but not limited to, the Building (the “Premises”). The Premises includes all easements benefitting or burdening the Premises as of the Lease Reference Date.

RENTABLE AREA:
The “Rentable Area” shall be approximately [***] rentable square feet, subject to adjustment following the final determination of the gross rentable square footage of the Building pursuant to Section 2.8.

PERMITTED USE:	[***] and ancillary services, including, without limitation, pet food manufacturing and processing, related office, and no other use whatsoever (“Permitted Use”).
TERM OF LEASE:	Two hundred forty (240) months beginning on the Commencement Date (defined hereafter), and ending on the Termination Date (the “Term”).
ROFR AND ROFO RIGHTS:	A Right of First Refusal (defined hereafter) and a Right of First Offer (defined hereafter), each as more particularly set forth in Section 39.
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TERMINATION DATE:
The last day of the two hundred fortieth (240th) full calendar month after the Commencement Date, or such earlier date upon which the Term may expire or be terminated in accordance with the terms herein (the “Termination Date”). For clarification, if the Commencement Date occurs on the first day of a calendar month, the Termination Date shall occur on the expiration of the 240th calendar month starting with the Commencement Date.

SECURITY DEPOSIT:	A letter of credit in the initial amount of [***] (“LC”) satisfying the criteria set forth on Exhibit M and to be deposited by Tenant pursuant to the terms and conditions set forth in Section 44.

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Section 3):
Tenant shall pay to Landlord annual rent as determined hereunder (the “Annual Rent”), which shall be payable to Landlord in equal monthly installments (the “Monthly Installment of Rent”). The initial Annual Rent shall be an amount equal to (a) [***] multiplied by (b) the number of square feet included in the Rentable Area. Assuming that the Rentable Area is equal to the estimated Rentable Area of [***] rentable square feet, the Annual Rent and Monthly Installment of Rent shall be as follows:

Period	Annual Rent	Monthly Rent
Month 1 – Month 12	[***]	[***]
Month 13 – Month 24	[***]	[***]
Month 25 – Month 36	[***]	[***]
Month 37 – Month 48	[***]	[***]
Month 49 – Month 60	[***]	[***]
Month 61 – Month 72	[***]	[***]
Month 73 – Month 84	[***]	[***]
Month 85 – Month 96	[***]	[***]
Month 97 – Month 108	[***]	[***]
Month 109 – Month 120	[***]	[***]
Month 121 – Month 132	[***]	[***]
4

Period	Annual Rent	Monthly Rent
Month 133 – Month 144	[***]	[***]
Month 145 – Month 156	[***]	[***]
Month 157 – Month 168	[***]	[***]
Month 169 – Month 180	[***]	[***]
Month 181 – Month 192	[***]	[***]
Month 193 – Month 204	[***]	[***]
Month 205 – Month 216	[***]	[***]
Month 217 – Month 228	[***]	[***]
Month 229 – Month 240	[***]	[***]

TENANT’S NAICS CODE:	311111
ASSIGNMENT/SUBLETTING FEE:	[***] or, if less, the actual, reasonable out-of-pocket costs paid by Landlord (the “Assignment/Subletting Fee”).
GUARANTOR:	None.

The Lease includes the following Exhibits, all of which are made a part of the Lease:
EXHIBIT A-1 – PREMISES LEGAL DESCRIPTION
EXHIBIT A-2 – INITIAL SITE PLAN
EXHIBIT B-1 – PLANS AND SPECIFICATIONS FOR LANDLORD’S WORK
EXHIBIT B-2 – [***]
EXHIBIT C – COMMENCEMENT DATE MEMORANDUM
EXHIBIT D – RULES AND REGULATIONS
EXHIBIT E – FORM OF HAZARDOUS SUBSTANCES DISCLOSURE CERTIFICATE
EXHIBIT F – FORM OF TENANT ESTOPPEL CERTIFICATE
EXHIBIT G – [***]
5

EXHIBIT H – [***]
EXHIBIT I – INTENTIONALLY DELETED
EXHIBIT J – FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT K – FORM OF MEMORANDUM OF LEASE
EXHIBIT L – TENANT ACCOUNTING INFORMATION FOR AUTOMATED CLEARINGHOUSE
EXHIBIT M – LETTER OF CREDIT
EXHIBIT N – ADJACENT PREMISES
EXHIBIT O – PROTECTIVE COVENANTS
EXHIBIT P – [***]
EXHIBIT Q – FORM OF SIDE LETTER AGREEMENT
EXHIBIT R – FORM OF ACCESS EASEMENT
EXHIBIT S – OPEX MATRIX

6

LEASE
Landlord leases to Tenant, and Tenant leases from Landlord (each, a “Party” and collectively, the “Parties”), by this Lease, the Premises as set forth and described on the Reference Pages. The Premises and the Building are depicted on the initial site plan attached hereto as Exhibit A-2. The Reference Pages, including all terms defined therein, are incorporated as part of this Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control.
1.USE AND RESTRICTIONS ON USE.
1.1Permitted Use, Regulations. The Premises shall be used solely for the Permitted Use. Tenant’s use of the Premises shall comply with all laws, codes, ordinances, rules, and regulations promulgated by any federal, state, county, city, municipal, or other local governmental and quasi-governmental entities, as well as all matters of record (including, without limitation, the Covenants (defined hereafter)), which now or at any time hereafter may be applicable to the Premises or the Building or any part thereof and Tenant’s use thereof, including, but not limited to, all Environmental Laws (collectively, “Regulations”) applicable to the Tenant’s use of the Premises. For the avoidance of doubt, Tenant’s obligations under the immediately preceding sentence shall not modify or affect Landlord’s obligation to deliver the Premises to Tenant in compliance with all Regulations as part of Substantial Completion (defined hereafter) or Landlord’s warranty under clause (v) of Section 2.6.1. Tenant shall not do or permit anything to be done in the Premises or bring into or keep anything in the Premises which will unreasonably increase the rate of, invalidate, or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. Tenant will not use or operate the Premises so as to emit therefrom any noise, litter, or odor which constitutes a public or private nuisance.
1.2Tenant’s Access and Parking. Subject to the terms of this Lease, Tenant shall have access to the Building and the Premises for Tenant and its employees 24 hours per day/7 days per week/365 days per year throughout the Term. Tenant shall also have the exclusive right to use, at no additional cost, the number of parking spaces and [***] allocated to the Building in the Plans and Specifications.
1.3Rules and Regulations. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord by written notice to Tenant, provided such modifications and/or additions do not adversely affect Tenant’s use and/or occupancy of the Premises and do not add material additional expense to Tenant other than to a de minimis extent.
1.4Covenants.
1.4.1Protective Covenants. The Premises will be subject to those certain Protective Covenants for [***] attached hereto as Exhibit O (the “Protective Covenants”), which will be recorded with [***].
1.4.2Environmental Covenants. The Premises are subject to that certain Environmental Covenant recorded [***] (the “Environmental Covenant”), in the [***] at [***], relating to groundwater conditions at the Premises and attached hereto as Exhibit P. The Premises will be subject to an additional environmental covenant that will be prepared and

DB1/ 166489279.2

recorded by Landlord in the [***] relating to soil conditions once the Building and associated improvements have been constructed at the Premises (the “Additional Environmental Covenant” and together with the Environmental Covenant and Protective Covenants, the “Covenants”). Landlord shall give Tenant an opportunity to review and comment on the Additional Environmental Covenant prior to finalization and recording, and such covenant shall be subject to the terms of Section 1.4.3 hereof. Tenant shall review the Additional Environmental Covenant promptly, but in no event later than fifteen (15) days after receipt, and provide any and all comments within such period.
1.4.3Conflicts. In any case where the Covenants provide for a more stringent requirement than set forth in this Lease, the Covenants shall be deemed controlling; provided, however, Landlord shall not, without Tenant’s prior written consent (not to be unreasonably withheld, conditioned or delayed), cause, consent to and/or permit (to the extent within Landlord’s reasonable control) the Covenants to be amended to be any more restrictive against the Premises and/or the Tenant, nor increase Tenant’s costs and/or obligations hereunder, nor decrease Tenant’s rights herein, except to a de minimis extent.
2.TERM; LANDLORD’S WORK.
2.1Construction Commencement Date, Commencement Date, and Termination Date.
2.1.1Construction Commencement. Landlord shall Commence Construction (defined hereafter) on or before the date which is sixty (60) days after the Lease Reference Date (as such date shall be extended on a day-for-day basis for each day that Landlord is delayed from Commencing Construction by any Excusable Delay (defined hereafter), the “Construction Commencement Date”). If Landlord has not Commenced Construction by the Construction Commencement Date, then Tenant shall have a right to terminate this Lease by providing written notice to the Landlord (the “Termination Notice”) within thirty (30) days after the Construction Commencement Date (the “Termination Period”). The termination set forth in the immediately preceding sentence shall take effect on the date that is thirty (30) days following Landlord’s timely receipt of the Termination Notice; provided, however, if Tenant provides the Termination Notice and Landlord Commences Construction within that thirty (30) day period, the Termination Notice shall be deemed nullified and of no force or effect. Upon such termination, and upon Landlord’s return to Tenant of any sums paid herein, including the LC, neither Party shall have any further liability or obligations hereunder. If Tenant does not exercise the foregoing termination right within the Termination Period, and if Landlord has still not Commenced Construction, then, following the Termination Period, all Rent (defined hereafter) shall abate one (1) day for each day until Landlord Commences Construction, and such abatement shall be applicable against Rent first coming due after the Commencement Date. For the purposes of this Lease, “Commence Construction,” “Commencing Construction,” “Commenced Construction,” and phrases of similar import, shall mean that Landlord: owns fee simple title to the Premises; has obtained all Approvals (defined hereafter) required for Landlord to commence the Landlord’s Work; and, at a minimum, has begun and is actively moving dirt, debris, and other materials on the Premises in order to prepare the Premises for the pouring of concrete and the construction of the foundation of the Building. As used herein, “Approvals” means all site plan approvals (including, without limitation, final land development approval from [***]), building, environmental, zoning and land use permits, and any other permits, licenses, and approvals required from all local, state, and federal governmental agencies and authorities having jurisdiction over the Premises, as well as the applicable public utilities, and [***] for development and construction of Landlord’s Work. Tenant shall reasonably cooperate with Landlord in Landlord’s efforts to obtain any and all of the Approvals for Landlord’s Work, including, without limitation, prompt execution of applications, plans, and other development documents, if necessary. Landlord acknowledges and agrees that Tenant will have a project manager (“PM”) overseeing the Landlord’s Work. Landlord agrees to involve the PM in weekly construction meetings and keep the PM apprised of any actual and/or threatened delays, including Excusable Delays, in the completion of the Landlord’s Work.
2.1.2Term. The Term of this Lease shall begin on that date that is the earlier to occur of (“Commencement Date”): (i) the date on which Tenant begins occupancy of the Premises or any portion thereof and commences business operations therein, and (ii) the date that Landlord has achieved Substantial Completion (as hereinafter defined), excepting only Punch List Items (as hereinafter defined), and shall terminate on the Termination Date. Notwithstanding the immediately preceding sentence, Tenant shall not be liable to pay any Rent until the Commencement Date has been established as set forth herein, except that the Commencement Date shall be deemed to have occurred and Tenant shall commence payment of Rent to the extent that Substantial Completion would have occurred but for a Tenant Delay (defined hereafter). “Substantially Complete,” “Substantial Completion,” “Substantially Completed,” and words or phrases of similar import, shall mean that all of the following have occurred: (A) Tenant has been provided with full possession of the Premises and Tenant is able to occupy the Premises; (B) Landlord has completed the Landlord’s Work (other than the Punch List Items (defined hereafter)) and has obtained the issuance of a temporary or permanent certificate of occupancy (or the equivalent of each) for the Premises; (C) Landlord’s architect has certified in writing to Tenant that the Landlord’s Work has been completed in accordance with the Plans and Specifications, for same, and that the Premises are in compliance with all Regulations; and (D) The Cleanup Plan submitted by [***], and any subsequent amendments thereto, as applicable to the Premises (collectively “Cleanup Plan”), have been fully implemented with respect to the Premises, the Additional Covenant has been reviewed by Tenant in accordance with Section 1.4.2, and [***]. Landlord shall be responsible for completing the Punch List Items as provided in Section 2.4. Following the issuance of a temporary certificate of occupancy for the Premises, Landlord shall use commercially reasonable efforts to obtain a permanent certificate of occupancy for the Premises (the “PCO”); provided that, Landlord shall not be responsible for any delays in the issuance of the PCO attributable to any work performed by Tenant or Tenant’s failure to obtain or close out any permits for work which Tenant is completing (such as, by way of example, permits for Tenant’s furniture, fixtures and equipment, low voltage and security, and teledata systems). In the event that an act or omission by Landlord delays the issuance of the PCO (subject to the proviso in the immediately preceding sentence) and, and as a result thereof, Tenant business operations within the Premises are shut down by a governmental authority having jurisdiction over the Premises, then Landlord shall indemnify, defend, and hold Tenant harmless from and against any losses directly resulting from such shutdown, but only to the extent such losses are not covered by business interruption or other available insurance (notwithstanding the terms of Section 19.9 to the contrary).
2.1.3Completion of Construction/Delays by Landlord. Landlord shall cause Substantial Completion to occur on or before the date that is the eighteenth (18th) month anniversary of the date that Landlord Commenced Construction (as such date shall be extended on a day-for-day basis for each day that Substantial Completion is delayed by a Tenant Delay and/or Excusable Delay, the “Target Substantial Completion Date”). If Substantial Completion does not occur by the Target Substantial Completion Date, and provided that no Event of Default (defined hereafter) exists, then all Rent shall abate (such abatement shall be applicable against Rent first coming due after the Commencement Date after exhaustion of any other abatement and free rent periods set forth and/or permitted herein), in an amount equal to one (1) day for each day of delay after the Target Substantial Completion Date until Substantial Completion occurs, and the actual Commencement Date shall be postponed until the Commencement Date has been established as set forth herein. A “Tenant Delay” shall be deemed to have occurred if and to the extent the completion of the Landlord’s Work is actually delayed due to: (i) Tenant’s change in the Plans and Specifications (including any Additional Work under Section 2.5), if Tenant is notified of such likely delay, and Tenant still requests such change despite the proposed delay; (ii) a party employed by or contracted with Tenant (including in connection with Tenant’s activities during the Early Access Period under Section 2.7) which continues for more than two (2) business days after notice to Tenant; (iii) Tenant’s failure to reasonably cooperate with respect to the Approvals which continues for more than two (2) business days after notice to Tenant; or (iv) delays in giving authorizations or approvals expressly required of Tenant herein and within the specific timeframe(s) set forth herein, or, if no specific timeframe(s) are set forth herein, then within a reasonable period of time, and, in either event, if such delay continues for more than two (2) business days after notice to Tenant. If and to the extent any delay is the result of a Tenant Delay, then the Commencement Date and the payment of Rent under this Lease shall be accelerated by the number of days of delay in Substantial Completion caused by such Tenant Delay, but only so long as Landlord provides notice of any Tenant Delay within five (5) business days after Landlord actually becomes aware of the occurrence of such Tenant Delay.
2.2Landlord’s Work. Attached hereto as Exhibit B-1 are the plans and specifications for Landlord’s Work (the “Plans and Specifications”). Prior to the Lease Reference Date, Landlord has provided, and Tenant has reviewed and approved, the Plans and Specifications. The “Landlord’s Work” shall mean and include the Building and Building systems and all other components of, and constituting, the Premises (including, without limitation, the [***]), and exterior roadways, paving, landscaping and groundwork, all as included in the Plans and Specifications.
2.3Intentionally Deleted.
2.4Punch List Items. Landlord shall provide Tenant with at least fifteen (15) business days’ prior notice that Landlord believes the Landlord’s Work will be Substantially Complete, subject to any Tenant Delay. At least seven (7) days prior to the anticipated date of Substantial Completion, and after Landlord and Tenant have jointly inspected the Building, Tenant shall deliver a punch list of items of the Landlord’s Work not completed by Landlord, which shall be deemed to include [***] if applicable (the “Punch List Items”), and Landlord shall proceed with commercially reasonable efforts to complete the Punch List Items within thirty (30) days of receipt thereof, provided, however, that any Punch List Items shall not delay the Commencement Date; provided, further, the Punch List Items shall not include unfinished items of the Landlord’s Work, the omission of which would have a negative effect on Tenant’s ability to use or access the Premises for its Permitted Use other than to a de minimis extent. Tenant and Landlord shall, at the other Party’s written request, promptly execute and deliver a memorandum agreement in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised Rent schedule.
2.5Additional Work.
2.5.1In the event that Tenant requests a change to the Plans and Specifications (the “Additional Work”), Tenant shall submit to Landlord all information reasonably necessary for Landlord to review and approve the Additional Work. Landlord’s approval of the Additional Work shall not to be unreasonably withheld, conditioned, and/or delayed, and shall be granted or reasonably withheld within ten (10) days after Tenant’s request. If Landlord does not respond within such ten (10) day period, Tenant may make another request for such approval which shall be granted or withheld by Landlord in accordance with the foregoing sentence. If Landlord does not respond to the second written notice within two (2) business days thereafter, then Landlord shall be deemed to have approved Tenant’s request for consent to such Additional Work. If Landlord approves or is deemed to have approved any such requested Additional Work, then Landlord shall send a written notice to Tenant setting out the anticipated Tenant Delay to Landlord’s Work and/or the anticipated amount of the net increase, if any, in the cost of Landlord’s Work (with reasonable supporting documentation and open-book pricing) (the “Estimate”). For the avoidance of doubt, net increases in the out-of-pocket cost of Landlord’s

Work as a direct and sole result of the Additional Work to be included in the Estimate may also include any hard or soft costs or cost increases directly and solely related to the Additional Work (i.e., hard construction costs, design costs, and permitting costs). Such Additional Work shall be (a) at Tenant’s sole cost and expense, and Tenant shall pay the actual net increase in costs of the Landlord’s Work up to the amount of the Estimate plus cost overruns not to exceed ten percent (10%) of the Estimate, and (b) subject to written approval by Tenant (such approval not to be unreasonably withheld, conditioned, and/or delayed); provided, however, in no event shall Landlord be obligated to implement (nor shall Tenant be liable for paying for) such Additional Work if Tenant fails to accept and approve the Estimate and/or the related Tenant Delay in writing. Tenant shall be required to pay the required amount for any approved Additional Work as follows: (i) so long as the aggregate amount of all Additional Work requested by Tenant under this Lease does not exceed [***], 50% shall be paid by Tenant within thirty (30) days after Landlord’s written demand following commencement of the Additional Work, and the balance shall be paid by Tenant within thirty (30) days after Landlord has achieved Substantial Completion, or (ii) if the aggregate amount of all Additional Work requested by Tenant under this Lease equals or exceeds [***], 100% shall be paid by Tenant within thirty (30) days after Landlord’s written demand following commencement of the Additional Work.
2.5.2Notwithstanding Section 2.5.1, Tenant shall have no right to request (and Landlord has no obligation to approve) any change to the Plans and Specifications which (individually or collectively, a “Material Change”): (i) would, when combined with all other Additional Work requested by Tenant, result in an aggregate Tenant Delay in excess of sixty (60) days; (ii) would require a zoning amendment, variance and/or would violate any Regulations; (iii) is reasonably likely to have a material adverse effect on the value of the Building or the Premises; (iv) affects the structural elements of the Building or the Building core design in any material respect; (v) materially alters either the size, shape, exterior appearance or basic nature of the Building, as the same are contemplated by Landlord’s Work; or (vi) except with respect to the Solar System (defined hereafter), would require any penetration of the roof or exterior walls of the Building or placement of any equipment or structure of any kind on the roof of the Building. Landlord may grant or withhold its approval to a Material Change proposed by Tenant in Landlord’s sole discretion.
2.6Landlord’s Representations and Warranties.
2.6.1Landlord represents and warrants to Tenant, that: (i) as of the Lease Reference Date and as of the Commencement Date, Landlord owns good and marketable title to the Premises free and clear of any and all liens and encumbrances which would adversely affect Tenant’s ability to use and occupy the Premises for the Permitted Use; (ii) as of the Lease Reference Date, the execution, delivery, and performance of this Lease by Landlord does not conflict with or cause a breach or default under any agreement to which Landlord is a party; (iii) as of the Lease Reference Date and as of the Commencement Date, there are no real estate Taxes (defined hereafter), and assessments and/or impositions which are due and owing and are unpaid and delinquent; (iv) as of the Lease Reference Date and as of the Commencement Date, Landlord is not in default under the terms and conditions of any agreements, loans, mortgages, deeds of trust, or any other loan documents in favor of any mortgagee with a security interest in the Premises or any other agreement relating to the Premises, nor is Landlord aware of any matter which, with the passage of time or the giving of notice, would constitute a default by Landlord; (v) as of the date of Substantial Completion, the Premises comply with all Regulations (including, without limitation, the Americans with Disabilities Act of 1990 (as amended), and all applicable building, fire, safety and zoning codes) in effect as of the date of Substantial Completion; (vi) as of the Lease Reference Date and as of the date of Substantial Completion, to the best of Landlord’s knowledge, there are no Hazardous Substances in, on or about the Premises in violation of Environmental Laws and the Premises are in compliance with all Environmental Laws (defined hereafter); (vii) as of the date of Substantial Completion, all systems and equipment serving the Premises including HVAC, electrical, sprinkler, plumbing, gas, utility lines, [***] and all other systems that are a part of the Landlord’s Work shall be in good working order; (viii) as of the Lease Reference Date, the use of the Premises for the Permitted Use is (and will be, as of the Commencement Date) permitted by Regulations (including zoning laws), without the necessity of a variance or conditional use permit; (ix) legal vehicular access is, and will be as of the date of Substantial Completion, available to and from the Premises or from valid and perpetual private easements which may be freely used by Tenant for purposes of vehicular access to and from the Premises; (x) upon Substantial Completion, the Premises shall meet or exceed the minimum specifications set forth in the Plans and Specifications, and Landlord agrees to deliver to Tenant a certificate executed by Landlord reasserting the representations and warranties contained in this Section; and (xi) subject to an Excusable Delay, Landlord will procure, or cause to be procured, [***] no later than nine (9) months after the Commencement Date.
2.6.2Landlord hereby warrants to Tenant (the “Landlord’s Work Warranty”), that, as of the Commencement Date, and for a period equal to the greater of twelve (12) months and the period any specific item is under a contractor’s or manufacturer’s written warranty (the “Landlord’s Work Warranty Period”), Landlord’s Work, which shall include any equipment and personal property installed by Landlord and included in the Plans and Specifications (other than the design and engineering of the [***]), as same may be amended, shall be free from defects and in good working order and good operating condition, and, specifically relating to Landlord’s warranty of the [***] that, as of the Commencement Date, and for a period equal to the greater of twelve (12) months and the period any specific item is under a contractor’s or manufacturer’s warranty (the “[***]”), the [***] in the Premises and other specific items as noted on Exhibit G attached hereto (collectively, the “[***]”), shall be free of defects and in good working order and in good operating condition and shall have the [***] set forth in the Plans and Specifications. Notwithstanding anything in this Lease to the contrary, during the Landlord’s Work Warranty Period and the [***], Landlord shall, promptly, after receipt of written notice from Tenant setting forth with specificity the nature and extent of any such non-compliance, rectify the same at Landlord’s expense (not to be treated as Operating Expenses), by effectuating whatever repairs and/or replacements are required to put the non-compliant Landlord’s Work or [***], as applicable, in good working order and good operating condition and free of defects; provided, however, Landlord shall have no obligation to effectuate any such repairs and/or replacements in the event any non-compliance is caused by Tenant’s and/or any Tenant Party’s acts or misuse that voids the applicable manufacturer’s warranty and/or the warranty from the general contractor that performed the Landlord’s Work. If Tenant does not give Landlord written notice of any non-compliance with the Landlord’s Work Warranty during the Landlord’s Work Warranty Period or the [***] during the [***], as applicable, then the correction of such non-compliance shall be handled pursuant to Section 7 of this Lease. Notwithstanding anything herein to the contrary, it is the intention of Landlord and Tenant that Landlord’s obligations pursuant to this Section 2.6.2 shall be limited to the repair and/or replacement of the relevant items that are non-compliant and in no event shall the terms of this Section 2.6.2 be deemed to make Landlord, and not Tenant, responsible for any loss of profits, loss of business, or indirect, consequential, or punitive damages arising from any non-compliance with the Landlord’s Work Warranty or the [***]. “Tenant Party” or “Tenant Parties” means Tenant, Tenant’s affiliates and subtenants, and their respective agents, employees, representatives, contractors, and/or licensees.
2.6.3In addition to the foregoing, and notwithstanding anything to the contrary herein, Landlord, and not Tenant, shall be responsible for repairing and paying for the repair of any Major Latent Structural Defect so long as (i) Tenant gives Landlord written notice thereof during the first twenty-four (24) months of the Term; and (ii) the claimed Major Latent Structural Defect is not due to the acts or omissions of Tenant, or any Tenant Party, and is otherwise related to the Landlord’s Work. Such repair costs shall not be treated as an Operating Expense. “Major

Latent Structural Defect” means a defect (A) in one or more of the following internal or external load bearing structures of the Building which are essential to the stability or strength of the Building: the foundation, columns, stairs, beams, roof and walls (excluding any movable elements of external windows, doors, and skylights), (B) which actually prevents Tenant from occupying and using all or a substantial portion of the Premises in accordance with the provisions of this Lease, and (C) which is not apparent and which Tenant could not reasonably have discovered during the first twelve (12) months of the Term.
2.6.4Except with respect to the representations and warranties expressly made by Landlord in this Lease, Tenant agrees to accept possession of the Premises “AS IS” and “WHERE IS” without representation or warranty by Landlord of any kind, with the understanding that Landlord shall have no responsibility with respect thereto.
2.7Early Access to Premises. Landlord shall permit Tenant to access the Premises commencing at least ninety (90) days prior to the Commencement Date and continuing until the Commencement Date (the “Early Access Period”) for the purpose of installing, at Tenant’s sole cost and expense, Tenant’s furniture, fixtures, equipment, information technology systems, and other personal property, and for planning and permitting purposes, provided that, (i) prior to such entry of the Premises, Tenant shall provide evidence to Landlord that Tenant’s insurance, as described in Sections 11.1(a), (b), (c) and (d) below, is in effect as of the time of such entry and (ii) Tenant shall not interfere with Landlord or the general contractor performing Landlord’s Work. In the event that Tenant unreasonably interferes with Landlord or the general contractor in completing Landlord’s Work, and if Landlord notifies Tenant of any such interference and Tenant fails to remedy such interference within two (2) business days after receipt of such notice, then Landlord may revoke the permission granted to Tenant (or Tenant’s offending contractor, as applicable to the party causing such interference) under this Section 2.7 upon forty-eight (48) hours’ notice and Tenant shall cease its activities in the Premises (or the portion thereof causing such interference) until Landlord notifies Tenant that such activities may recommence without material interference with Landlord’s Work. Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof during the period prior to the Commencement Date in accordance with this Section 2.7 by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions, and provisions of this Lease (including Tenant’s insurance obligations described above), excluding only the covenant to pay Rent (as hereinafter defined), until the occurrence of the Commencement Date. Tenant further acknowledges and agrees that except for the negligence or willful misconduct of Landlord, Landlord’s affiliates, and their respective agents, employees, representatives, contractors, invitees, and/or licensees (which, for the avoidance of doubt, shall not include Tenant or any Tenant Parties) (each, a “Landlord Party” and collectively “Landlord Parties”), Landlord shall not be liable for any loss or damage which may occur to any of Tenant’s work made in or about the Premises in connection with such entry or to any of Tenant’s property placed upon or installed therein prior to the Commencement Date, the same being at Tenant’s sole risk and liability.
2.8Measurement of the Building. Upon Substantial Completion, Landlord shall have the Building measured by Landlord’s architect in accordance with [***] at Landlord’s sole cost and expense, not to be treated as Operating Expenses. In the event the measurement taken indicates a Rentable Area of the Building less than [***] rentable square feet, and such variance is greater than 4,320 rentable square feet, then the Parties shall enter into an amendment to this Lease reflecting the adjusted Rentable Area of the Building as set forth in this Lease and modifying, among other things, the Annual Rent; provided, however, if the Building is greater than [***] rentable square feet, no changes shall be made to this Lease.

3.RENT.
3.1Rent. Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Annual Rent shall be paid to Landlord, without deduction or offset (except as otherwise set forth herein), and without notice or demand (except as otherwise set forth herein), as required by Section 3.3, or to such other person or at such other place as Landlord may from time to time designate in writing with thirty (30) days’ prior written notice. Any amount expressly required to be paid by Tenant hereunder (other than Annual Rent and any Monthly Installment of Rent) shall be considered “Additional Rent” and payable in the same manner and upon the same terms and conditions as the Annual Rent and Monthly Installment of Rent reserved hereunder, except as set forth herein to the contrary. Annual Rent, Monthly Installment of Rent, and Additional Rent are sometimes referred to herein, collectively, as “Rent.”
3.2Late Charge and Default Rate. Tenant recognizes that late payment of any Rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if Rent or any other sum is not paid by the date due and payable pursuant to this Lease, and if such failure continues for more than ten (10) business days after notice to Tenant, then such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the “Prime Rate”), plus two percent (2%) per annum (the “Default Rate”).
3.3ACH Payment. Tenant shall make all payments due to Landlord under this Lease by utilizing the Automated Clearing House (“ACH”). Following the execution of this Lease, Landlord shall deliver to Tenant account information in the form attached as Exhibit L (as may be updated from time to time, the “Account Information”). Landlord shall notify Tenant in writing of any change to the Account Information last provided to Tenant (including any change in the Landlord entity or Landlord’s bank account). Tenant shall have at least thirty (30) days to update its records after receipt of updated Account Information, and any payment made using the original Account Information prior to the date that is thirty (30) days after Tenant’s receipt of updated Account Information shall not constitute a default or an Event of Default by Tenant under this Lease. Landlord’s financial institution is, and shall, at all times during the Term, be a member of the National Automated Clearing House Association.
4.OPERATING EXPENSES.
4.1Net Lease. It is intended that the Rent provided for in this Lease shall be a net return to Landlord for the Term of this Lease and any renewals or extensions thereof, free of any and all expenses or charges with respect to the Premises except for those obligations of Landlord expressly set forth herein.
4.2Statement. Commencing as of the Commencement Date, Tenant shall pay to Landlord as Additional Rent, in each calendar year or partial calendar year during the Term of the Lease, an amount equal to the Operating Expenses (defined hereafter), for such calendar year (prorated for any partial year of the Term). Landlord shall estimate the amount of Operating Expenses annually, and written notice thereof shall be given to Tenant at least thirty (30) days prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Monthly Installment of Rent is due, an amount equal to one-twelfth (1/12) of the estimated Operating Expenses for such calendar year. If Operating Expenses increase by a material amount during a calendar year, Landlord may increase the estimated Operating Expenses for such year by giving Tenant written notice to that effect (but no more than once during each calendar year), and thereafter Tenant shall pay to Landlord, in each of the remaining months of such calendar year, an amount equal to the amount of such increase in the estimated Operating Expenses for such calendar year divided by the number of months remaining in such year. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement and reasonably detailed, supporting documentation showing the actual amount of Operating Expenses for such previous calendar year (each, a “Statement”). Within thirty (30) days after receipt of a Statement, Tenant shall pay to Landlord the full amount of the Operating Expenses for such calendar year, less the amounts paid during such calendar year as the estimated Operating Expenses. If any Statement reflects that Tenant has overpaid Operating Expenses for such calendar year, then Landlord shall either remit such overpayment to Tenant when such applicable Statement is delivered to Tenant or credit such overpayment toward the Additional Rent (and Landlord shall be consistent from year to year in terms of crediting or returning such amounts), next due and payable to Landlord under this Lease. After the expiration of the Term, however, any such amounts owed to Tenant shall be refunded to Tenant within thirty (30) days after Landlord’s accounting for the final calendar year, but in any event within one hundred twenty (120) days after the expiration thereof.
4.3For the purpose of this Section 4, the following terms are defined as follows:
4.3.1“Taxes”: shall mean real estate taxes and any other taxes, charges, and assessments and any commercial rental tax, gross receipts tax, margin tax, charges in connection with an improvement district or other similar charges or taxes which are paid by Landlord during a calendar year falling within the Term with respect to the Building or the Premises, or with respect to any improvements, fixtures, and equipment or other personal property of Tenant, located in the Building and used in connection with the operation of the Building and said Premises, by any authority having the power to so charge or tax. Notwithstanding anything contained in this Lease to the contrary, Taxes shall not include: any franchise, estate, inheritance, succession, capital stock, gift, or income tax; real estate or transfer tax imposed upon any transfer by Landlord of its interest in this Lease; capital stock tax, corporate, capital levy, or stamp; any business license tax or fee imposed upon Landlord which is generally applicable to all real estate related and non-real estate related business owners or operators in the city, county, or state in which the Premises is located; and/or any penalties or interest incurred for any late payment or nonpayment of Taxes by Landlord. If Taxes are permitted to be paid in installments, they shall, for purposes of this Lease, be deemed to be paid in installments over the longest period possible. If any such Taxes shall cover any period prior to the Commencement Date or after the expiration or earlier termination of this Lease, Tenant’s share of such Taxes shall be prorated to cover only that portion of the tax bill applicable to the period that the Lease is in effect.
4.3.1.1Tax Assessment and Tax Appeal. Landlord shall notify Tenant, within ten (10) business days of Landlord’s receipt of written notice thereof, of any increases in the assessed value of the Building or Premises or any increases in Taxes attributable to the Building or Premises of which Landlord receives written notice. So long as Landlord has not filed a tax appeal application for the subject year, Tenant shall have the right to file a tax appeal application for such year. However, prior to filing any tax appeal application, Tenant shall present said application to Landlord for Landlord’s review and approval, such approval not to be unreasonably withheld, conditioned, and/or delayed, and to be given or withheld (with specific reasons given for such withholding), within ten (10) days after Tenant’s request. If Landlord does not respond within such ten (10) day period, Tenant may make another request for such approval which shall be granted or withheld in accordance with the foregoing sentence. If Landlord does not respond to the second written notice within two (2) business days thereafter, Landlord shall be deemed to have approved Tenant’s request for consent. Tenant shall provide to Landlord copies of any and all appeals filed by Tenant, together with any decision, including notices of reduction, refund, or rebates of Taxes. All reductions, refunds, or rebates of Taxes paid or payable by Tenant shall belong to Tenant whether as a consequence of a Tenant proceeding or otherwise. Notwithstanding Tenant’s rights under this Section 4.3.1.1, Tenant must continue to pay all Operating Expenses to Landlord, in accordance with Section 4.2, during the period any tax appeal is outstanding.
4.3.2“Operating Expenses”: shall mean only the following items if and to the extent same are direct and out-of-pocket expenses, costs, and amounts that Landlord pays during the Term in connection with the ownership, management, maintenance, repair, restoration, or operation of the Premises and the Building: (i) Taxes; (ii) premiums for insurance obtained by Landlord under Section 11.4 and Section 11.5 hereof, and all commercially reasonable deductibles (not to exceed [***]); (iii) costs or expenses related to compliance with Regulations applicable to the Building, provided that, (A) Operating Expenses shall not include any costs and expenses occasioned by the breach of Landlord’s warranty under clause (v) of Section 2.6.1, and (B) Operating Expenses attributable solely to the annual inspections and reporting required under the Additional Environmental Covenant shall not exceed a cap of [***] per year, which cap shall increase by three percent (3%) on each anniversary of the Commencement Date; (iv) a management fee equal to [***] per each full year of the Term, provided, however, such fee shall increase by [***] on each anniversary of the Commencement Date; (v) costs and expenses that are incurred by Landlord for all portions of the Building and Premises pursuant to Landlord’s obligations in Section 7.1, including, without limitation, the costs of any related maintenance and service contracts, and all reasonable costs and expenses for labor, materials, and supplies incidental thereto; and (vi) Permitted Capital Improvements.
4.3.2.1Notwithstanding anything in this Lease to the contrary, Operating Expenses shall not include, and Tenant shall have no liability with respect to, and shall not have any obligation to pay, any amounts towards the following: (i) expenditures for capital improvements, with the exception of Permitted Capital Improvements (as used herein, “Permitted Capital Improvements” means the cost of any capital improvements made to the Premises by Landlord: (a) which are capital expenditures under generally accepted accounting principles (“GAAP”); and (b) are required by any new (or changes in) Regulations that are enacted after the Commencement Date (in each case, Landlord shall procure three (3) bids for any Permitted Capital Improvements, shall engage the contractor mutually approved by the Parties in their reasonable discretion, and the cost thereof shall be amortized over its useful life in accordance with GAAP with interest equal to the Prime Rate, and included in Operating Expenses for the calendar year in which the costs are incurred and subsequent years to the extent such useful life falls within the Term)); (ii) the Landlord’s Work; (iii) the cost of repairs or other work occasioned by fire, windstorm or other insurable casualty or by the exercise of eminent domain; (iv) any expenditures for which Landlord is actually reimbursed from any source; (v) repairs, other work, costs or charges occasioned by the breach of any covenant, warranty, or representation made by Landlord under this Lease (including, without limitation, costs and expenses covered by Landlord’s Work Warranty or the [***] under Section 2.6), or to the extent arising from the negligence or willful misconduct of Landlord and/or any Landlord Party; (vi) expenses related to the creation and operation of Landlord as an entity to the extent they do not relate to the operation, ownership and maintenance of the Premises; (vii) any costs, fines or penalties due to any failure by Landlord to remit timely payments and/or violation by Landlord of any Regulations, which were not caused or due to the actions of Tenant; (viii) profit increment paid to subsidiaries or affiliates of Landlord for services on or to Premises, to the extent that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate; (ix) any advertising and promotional expenditures; (x) costs and expenses incurred in connection with repairs for any Major Latent Structural Defect pursuant to Section 2.6.3 and/or arising from the remediation or presence of Hazardous Substances in, on, under or about the Premises, either (A) existing as of the Commencement Date or (B) caused to exist by Landlord and/or any Landlord Party, provided such costs are not the result of any negligence or willful misconduct of Tenant and/or any Tenant Party; (xi) deductions for depreciation and reserves for future expenditures; (xii) any costs related to a property assessed clean energy program (PACE) or similar program; (xiii) the cost of compliance, and/or reporting, with respect to Sustainability Practices (defined hereafter); (xiv) any installation of the Solar System, and/or any similar system and/or products, unless expressly requested by Tenant in writing; and (xv) any costs which would otherwise be deemed Operating Expenses to the extent such expenses are incurred with respect to both the Premises and any other properties adjoining the Premises, in which event Landlord may only charge to Tenant the pro-rata share of the Premises based on the total rentable square feet of the Premises relative to sum of the total square feet of all such additional property and the Premises (“Proportionate Share”).
4.4Incentives. Tenant acknowledges that Landlord may pursue and apply for certain tax and economic incentives from State and local governmental agencies and various other entities. Tenant agrees to reasonably cooperate, at no cost or expense to Tenant, with Landlord in the pursuit of and application for any such tax and economic incentives; provided, however, that any net benefit (after deducting Landlord’s reasonable, out-of-pocket attorney’s fees incurred in procuring same, if any) from such incentives (including any reduction in the cost of the real property comprising a portion of the Premises), shall inure solely to Tenant’s benefit pursuant to this Lease. Furthermore, upon request, Landlord shall reasonably cooperate with Tenant, at no cost or expense to Landlord, with respect to Tenant’s procuring any and all such similar incentives benefitting Tenant.
4.5Audit. Tenant may review, at Tenant’s sole cost and expense, the books and records supporting the Operating Expenses and/or other expenses charged to Tenant in an office of Landlord, or Landlord’s agent, during normal business hours (but, at Tenant’s option, Landlord shall provide all such information in electronic format in lieu of an in-person visit), upon giving Landlord at least five (5) days’ advance written notice (the “Audit Notice”) within one hundred eighty (180) days following the furnishing to Tenant of the Statement (the “Review Period”), but in no event more often than once in any one (1) year period (a “Tenant Audit”). Tenant’s right to conduct any Tenant Audit shall be conditioned upon the following: (i) if Tenant utilizes an independent accountant to perform the Tenant Audit, the accountant shall be one of national or regional standing and not compensated on a contingency basis and who is reasonably acceptable to Landlord; (ii) the Tenant Audit shall be commenced no later than the end of the Review Period and completed within thirty (30) days after the end of the Review Period (the “Review Deadline”); and (iii) Landlord and Tenant shall execute a mutually acceptable confidentiality agreement. If the Tenant Audit determines that the most recent Statement overstated any charge, then Tenant shall deliver such audit report to Landlord on or before the Review Deadline, and if the report is timely delivered and identifies an overcharge, then, unless Landlord disputes the report in good faith based on manifest error, Landlord shall refund same to Tenant within thirty (30) days thereafter. Furthermore, if the report identifies an overcharge by an amount in excess of five percent (5%) over the actual amount, Landlord shall, within thirty (30) days of Tenant’s written demand (accompanied by invoices and documentation of the Tenant Audit), pay the direct, reasonable, and out-of-pocket costs incurred by Tenant relative to such Tenant Audit (but in no event to exceed [***]).
4.6Outside Date for Invoices. Notwithstanding anything in this Lease to the contrary, neither Party shall have any obligation to pay any charge to other if the receiving Party has not received a reasonably detailed invoice relating to such charge within twenty-four (24) months from the date the same was incurred.

5.[INTENTIONALLY DELETED]
6.ALTERATIONS.
6.1Except as otherwise provided in this Lease, Tenant shall not make or cause to be made any alterations, additions or improvements in, on, or to the Premises (other than Permitted Alterations (defined below)), whether structural or nonstructural (collectively, “Alterations”), without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and to be given or withheld (with specific reasons given for such withholding) within ten (10) days after Tenant’s written request. If Landlord does not respond within such ten (10) day period, Tenant may make another request in writing for such approval, which shall be granted or withheld in accordance with the foregoing sentence. If Landlord does not respond to the second written notice within two (2) business days thereafter, Landlord shall be deemed to have approved Tenant’s request for consent. When requesting such consent, Tenant shall furnish to Landlord complete plans and specifications for any Alterations requiring a permit. At the time of providing consent to any Alterations, Landlord shall advise Tenant in writing as to whether such Alterations will need to be removed at the end of the Term. If Landlord so requires that Tenant remove Alterations requiring Landlord’s consent, then Landlord shall sign and provide a side letter agreement amending this Lease in the form attached hereto as Exhibit Q as part of Landlord’s consent response, absent which Tenant shall have the right to abandon and/or remove such Alterations as Tenant desires.
6.2Permitted Alterations. Notwithstanding anything contained in this Lease to the contrary, Landlord’s consent shall not be required with respect to Alterations which (i) are not structural in nature, (ii) do not affect the outside appearance of the Building, (iii) do not affect or require modification of the Building’s main electrical, mechanical, plumbing, HVAC or other systems (including the [***]), and (iv) each particular requested Alterations do not cost more than [***] in the aggregate (“Permitted Alterations”). Tenant may, at any time during the Term, including prior to, or after, completing any Permitted Alterations, request in writing of Landlord the right to abandon or remove same (as Tenant so desires) at the end of the Term. Landlord shall have thirty (30) business days after receipt of Tenant’s request to advise whether Tenant’s desire to remove or abandon, as the case may be, any referenced Permitted Alterations is acceptable, absent which Tenant shall have the right to abandon and/or remove same as Tenant so desires at the end of the Term.
6.3Roof Alterations. Except as provided in this Section 6 and/or Section 7.6, under no circumstances shall Tenant be permitted to perform or cause to be performed any Alterations to, penetrations of, or installations upon the roof of the Building (“Roof Alterations”), without first procuring Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, and which shall be given or withheld (with specific reasons given for same) within ten (10) days after Tenant’s written request. If Landlord does not respond within such ten (10) day period, Tenant may make another request in writing for such approval, which shall be granted or withheld in accordance with the foregoing sentence. If Landlord does not respond to the second written notice within two (2) business days thereafter, Landlord shall be deemed to have approved Tenant’s request for consent. All approved and/or deemed approved Roof Alterations shall be performed by Tenant so as to not violate any roof warranty.
6.4Capping Alterations. Except as provided in this Section 6, under no circumstances shall Tenant be permitted to perform or cause to be performed any penetrations of the slab of the Building or the landscaped or paved areas outside of the Building (“Capping Alterations”), without first procuring Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Landlord will further provide or reasonably withhold such consent (with specific reasons given for same) within ten (10) days after Tenant’s written request. If Landlord does not respond within such ten (10) day period, Tenant may make another request in writing for such consent, which shall be granted or withheld in accordance with the foregoing sentence. If Landlord does not respond to the second written notice within two (2) business days thereafter, Landlord shall be deemed to have approved Tenant’s request for consent. Except as otherwise set forth in this Lease, upon completion of any Alterations, including any Permitted Alterations, Roof Alterations, and Capping Alterations, all such items shall be deemed to the property of the Landlord.
6.5Solar System. Tenant reserves the right, at Tenant’s sole cost and expense, to request that Landlord install solar panels and related equipment (collectively, the “Solar System”) on the roof and/or exterior walls of the Building. Any such request shall be subject to Landlord’s prior written consent, which shall be governed by the same consent standards and deemed consent provisions set forth in the immediately preceding paragraph. Since installation of a Solar System by Landlord will require agreement on additional terms and provisions not contemplated by this Lease (e.g., contractor selection, oversight costs, regulatory, permitting, roof warranty, incentives, maintenance and electrical distribution issues), Landlord and Tenant shall negotiate in good faith to agree upon such additional terms and conditions in connection with the approval process for such Solar System.
6.6Contractor; Review Fees. In the event Landlord’s consent is required for an Alteration and Landlord consents to the Alteration, the same shall be made by Tenant using either Landlord’s contractor or a contractor reasonably approved by Landlord, which approval shall not be unreasonably withheld, conditioned, and/or delayed, and to be given or withheld (with specific reasons given for such withholding) within ten (10) days after Tenant’s request. If Landlord does not respond within such ten (10) day period, Tenant may make another request in writing for such approval, which shall be granted or withheld in accordance with the foregoing sentence. If Landlord does not respond to the second written notice within two (2) business days thereafter, Landlord shall be deemed to have approved Tenant’s request for consent. Unless otherwise agreed upon by Landlord and Tenant in a separate agreement, under which Landlord, at Tenant’s request, manages or supervises the Tenant’s Work or Alterations, Landlord shall not charge Tenant any review or supervisory fees in connection with Tenant’s Work and/or Alterations; however, with respect to any Alterations requiring Landlord’s consent, Tenant shall reimburse Landlord for any actual, reasonable, and out-of-pocket fees incurred by Landlord to review any impact on the structure of the Building.
6.7Compliance with Regulations. All Alterations shall be constructed in accordance with all Regulations. As a condition precedent to commencing any Alterations, Tenant shall require its contractor to maintain: (a) commercial general liability insurance with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the aggregate on an annual basis, covering bodily injury and property damage liability; (b) Business Auto Liability covering owned, leased, hired, and non-owned vehicles used by or on behalf of contractor with a limit of not less than $1,000,000 per accident; and (c) Worker’s Compensation Insurance with limits as required by statute. All such insurance shall name Landlord as an additional insured thereunder.
7.REPAIR.
7.1Landlord’s Obligations.
7.1.1Throughout the Term, Landlord shall be responsible for the items designated as a Landlord responsibility on the matrix attached hereto as Exhibit S (the “OPEX Matrix”). In the event of any conflict between this Lease and the OPEX Matrix, this Lease shall control and prevail in all instances. Subject to Section 4.3.2.1 and clause (iii)(B) of Section 4.3.2, the cost of any item set forth in the OPEX Matrix shall be included in Operating Expenses in the calendar year in which such costs were paid; however, the cost of any item in the OPEX Matrix designated with an “X” shall be amortized over the useful life of such replacement item, as determined in accordance with GAAP, with no interest, and only the amortized portion of such cost shall be included in Operating Expenses each year during the Term.
7.1.2All repair and maintenance made by Landlord shall utilize materials and equipment that are substantially equal in quality and usefulness to those originally used in constructing the Premises. Tenant shall notify Landlord of any maintenance, repairs or replacements to be undertaken by Landlord as set forth in this Section 7.1, and Landlord agrees to undertake same in a commercially reasonable manner and within thirty (30) days thereafter, or immediately in the event of an Emergency (defined hereafter) or apparent Emergency. Tenant hereby agrees that the [***] shall at all times under this Lease be deemed to be the personal property of Landlord. Notwithstanding the immediately preceding sentence, after the expiration of the Landlord’s Work Warranty Period and [***] and upon the successful repair and/or replacement of all [***] requiring repair during the Landlord’s Work Warranty Period and [***], Tenant shall be solely responsible at all times thereafter during the Term of this Lease, at Tenant’s sole cost and expense, for the maintenance of the [***], including obtaining and maintaining physical damage insurance with respect to the [***], covering “all risks” of physical loss or damage, for the full replacement cost value as new without deduction for depreciation; provided, however, nothing herein shall limit Tenant’s obligation to enter into Maintenance Contracts (as defined below) in accordance with Section 7.7. Following the expiration of the Landlord’s Work Warranty Period, Landlord shall cause all contractor’s warranties relating to the Landlord’s Work to be assigned (to the extent assignable) to Tenant on a non-exclusive basis with Landlord, with Landlord retaining the right to enforce such warranties (i) to the extent any maintenance, repair, or replacement covered by a warranty is the Landlord’s obligation under this Lease, or (ii) to the extent any such maintenance, repair, or replacement is Tenant’s obligation under this Lease and Tenant fails to perform such obligation.
7.2Tenant’s Obligations.
7.2.1Subject to the rest of this Lease, including Sections 2.4, 2.6, and 7.1, Tenant, at its sole cost and expense and throughout the Term, shall be responsible for all maintenance, repairs and replacements with respect to the Premises, including, without limitation, the items designated as a Tenant responsibility on the OPEX Matrix. Tenant shall promptly undertake all such maintenance, repairs and replacements necessary to keep and maintain such items in good working order, repair, and condition, and shall keep the Premises free of accumulation of dirt and rubbish. All repairs, replacements, and maintenance made by Tenant shall utilize materials and equipment that are substantially equal in quality and usefulness to those originally used in constructing the Premises.
7.2.2Landlord shall have the right, not more than quarterly (provided there is no Event of Default), at its sole cost and expense (which shall not be treated as Operating Expenses), and upon five (5) business days’ prior notice to Tenant and during Tenant’s normal business hours (except in the event of an Emergency), to conduct routine inspections of Building systems to ensure that such critical systems are being maintained in accordance with the terms and conditions herein. Such inspections may include, without limitation, (A) [***], (B) [***] for proper use and maintenance, and (C) the slab and other structural elements for signs of distress or corrosion; provided, however, that the foregoing exclusion of costs associated with inspections of the [***] shall apply only so long as Tenant provides Landlord, in addition to a copy of the applicable [***], copies of Tenant’s inspection reports, repair and maintenance records, and other documentation related to Tenant’s obligation to repair and maintain the [***] in accordance with the terms hereof. Landlord shall coordinate all such inspections with Tenant and promptly provide Tenant with a copy of any reports and inspections. Within thirty (30) days of written notice from Landlord, Tenant shall make, or diligently pursue to completion, all maintenance, repairs and replacements it is required to make pursuant to this Section 7.2 and which it is reasonably instructed to make pursuant to Landlord’s notice. In the event Tenant fails to perform its obligations under this Section, and such failure rises to the level of an Event of Default, Landlord may complete such obligations on Tenant’s behalf and recover the direct, out-of-pocket, and reasonable costs and expenses of said performance from Tenant upon demand, plus an administrative fee equal to five percent (5%) of all such costs incurred by Landlord in performing Tenant’s obligations. Any such amounts shall be considered Additional Rent hereunder.
7.2.3Subject to the Landlord’s Work Warranty and Landlord’s [***], Tenant shall operate and maintain the [***] in accordance with Section 7.7, in compliance with the [***] protection plan, and in a manner consistent with the operation and maintenance of [***] in the [***]. Any modifications to the [***] shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned, or delayed and shall be granted or denied within ten (10) days after Tenant’s written request. If Landlord does not respond within such ten (10) day period, Tenant may make another request for such approval, which shall be granted or withheld in accordance with the foregoing sentence. If Landlord does not respond to the second written notice within two (2) business days following Landlord’s receipt of the notice, Landlord shall be deemed to have approved Tenant’s request for consent.
7.2.4Subject to the remainder of this Lease, including Landlord’s Work Warranty and Landlord’s [***], from and after the Commencement Date, Tenant shall be solely responsible for any and all loss, claims, liability, or costs (including court costs and attorney’s fees) arising from or relating to (1) the lack of proper maintenance or inspections of the [***] (to the extent said maintenance or inspections are Tenant’s responsibility hereunder), (2) the closure of (or failure to close) any recommendations in any process hazard analysis report or third-party compliance audit, (3) any changes made by Tenant or a Tenant Party to the [***] that fail to adhere to the manufacturer’s management of change procedure, or (4) the failure to follow a system restart plan either designated by the manufacturer of the [***] or approved by Landlord after the [***] has been shut down for maintenance, modifications, or a power outage.
7.2.5Subject to the remainder of this Lease, including Landlord’s Work Warranty and Landlord’s [***], if Tenant fails to operate and maintain the [***] in accordance with the requirements of this Section 7.2, Landlord may send written notice to Tenant describing such failure and the actions required of Tenant to maintain compliance with such requirements. If Tenant fails to take such actions within a reasonable period of time and, in any event, if Tenant does not commence taking such actions within thirty (30) days after receipt of Landlord’s notice and continue to prosecute such actions with diligence, Landlord shall have the right to take over the management and operation of the [***] from Tenant and the direct, reasonable, and out-of-pocket costs thereof shall be payable by Tenant as Additional Rent hereunder.
7.3Without limiting the generality of Section 7.2, Tenant shall, as part of its obligations hereunder: (i) keep the interior of the Building in compliance with all Regulations (including all fire and life safety codes); (ii) ensure that Tenant conducts its business operations in or on the exterior of the Building in compliance with all Regulations; and (iii) at all times comply with the [***] set forth in Exhibit H attached hereto.
7.4Intentionally Deleted.
7.5Common Access Roads. Landlord and Tenant acknowledge and agree that Landlord’s affiliate owns the property adjacent to the Premises described on Exhibit N attached hereto (“Adjacent Premises”). Between the Premises and the Adjacent Premises, and servicing both properties to the public roadway(s), will be one or more access roads which are constructed, and/or which Landlord shall construct, as part of the Landlord’s Work (“Common Access Roads”). The Parties agree that concurrently with the execution of this Lease, Landlord shall enter into a cross-access agreement substantially in the form attached hereto as Exhibit R (the “Access Easement”).
7.6Tenant’s Self-Help Right. In the event Landlord fails to perform its obligations and commence any curative action with respect to repairs or replacements which it is required to make hereunder within thirty (30) days after delivery by Tenant of a written notice (or immediately in the event of an Emergency) to Landlord specifying such failure and/or fails to diligently prosecute same to completion, then Tenant may deliver a second written notice to Landlord specifying such failure and stating that if Landlord fails to provide a substantive response or commence any action with respect to such required repairs or replacements within seven (7) business days (or two (2) business days in the event of an Emergency) of the second written notice, Tenant may avail itself of self-help rights. If Tenant delivers a second written notice to Landlord as provided above and Landlord fails to provide a substantive response or commence a curative action and/or diligently prosecute same to completion within such seven (7) business day period, then, Landlord shall, at the option of Tenant, either promptly (but in no event later than thirty (30) days after delivery by Tenant of an invoice for such expenses) reimburse Tenant for the reasonable and actual cost and expense thereof absent which Tenant shall have the right to deduct such cost and expense from up to (but not in excess of) twenty-five percent (25%) of the Monthly Installment of Rent reserved hereunder until such cost and expense is fully recouped by Tenant; provided, however, that in such event Tenant agrees to make reasonable effort to inform Landlord before proceeding with such repairs or replacements. Tenant shall promptly provide to Landlord invoices or other documentation evidencing such cost and expenses upon Landlord’s request therefor. “Emergency” means there is a situation or circumstance where there is an imminent, material threat of harm, damage, or loss to property or persons.
7.7Maintenance Contracts. Notwithstanding anything contained herein to the contrary, on the Commencement Date, Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably approved by Landlord for servicing (i) all HVAC systems and equipment, and (ii) the [***] serving the Premises (collectively, the “Maintenance Contracts”). Landlord’s approval of the Maintenance Contracts shall not be unreasonably withheld, conditioned, and/or delayed and shall be given within ten (10) days after Tenant’s written request. If Landlord does not respond within such ten (10) day period, Tenant may make another request in writing for such approval, which shall be granted or withheld in accordance with the foregoing sentence. If Landlord does not respond to the second notice within two (2) business days, Landlord shall be deemed to have approved Tenant’s request for consent. Each Maintenance Contract must include all services suggested by the applicable equipment manufacturer in the operation/maintenance manual, and with respect to the [***], as required by applicable law. In the event that Tenant fails to enter into the required Maintenance Contracts, and such failure rises to the level of an Event of Default, Landlord may enter into such Maintenance Contracts on behalf of Tenant or perform the work they would cover, and in either case, recover the direct, out-of-pocket, and reasonable costs and expenses of said performance from Tenant upon demand, plus an administrative fee equal to five percent (5%) of all such costs incurred by Landlord in performing Tenant’s obligations. Any such amounts shall be considered Additional Rent hereunder.
8.LIENS. Other than the Landlord’s Work (for which Landlord shall solely be responsible) and the installation of the Solar System, if applicable (for which Tenant shall pay for as set forth herein), Tenant shall keep the Premises, including the Building, and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work, or materials performed, furnished, or contracted for by Tenant or any Tenant Party. In the event that Tenant fails, within thirty (30) days following the date that Tenant receives notice of the imposition of any such lien, to (i) cause the same to be released of record or bonded over in accordance with the [***], (ii) provide Landlord with insurance against the same issued by a major title insurance company, or

(iii) provide such other reasonable protection against the same taking into consideration the amount and nature of the lien (such failure to constitute an Event of Default), then Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such direct, reasonable, and out-of-pocket sums paid by Landlord and all direct, reasonable, and out-of-pocket expenses incurred by it in connection therewith shall be payable to it by Tenant within thirty (30) days of Landlord’s demand.
9.ASSIGNMENT AND SUBLETTING.
9.1Consent. Except for Permitted Transfers (defined hereafter), Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer, or permit such assignment, subleasing, or occupancy without the prior written consent of Landlord (such consent not to be unreasonably withheld, conditioned, and/or delayed). In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, and if the same is not a Permitted Transfer, Tenant shall give written notice thereof to Landlord at least thirty (30) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the material terms of any sublease or assignment (including, without limitation, any consideration paid in connection therewith), the nature and character of the business proposed, evidence that the proposed assignee/subtenant is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and the United States, and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. Within ten (10) days after submission to Landlord of all of the items required under this Section 9.1, Landlord’s consent to a sublease shall be given or withheld (with specific reasons given for such withholding). If Landlord does not respond to such request for consent to a sublease within such ten (10) day period, Tenant may make another request for such consent, which shall be granted or withheld in accordance with the foregoing sentence. If Landlord does not respond to the second written notice within two (2) business days following Landlord’s receipt of the notice, then Landlord shall be deemed to have approved Tenant’s request for consent to such sublease.
9.2Continued Liability; Rent Collection. Tenant shall at all times remain directly, primarily, and fully responsible and liable for the payment of the Rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions, and covenants of this Lease; however, notwithstanding anything in this Lease to the contrary, such liability shall continue only to the extent Tenant’s obligations exist as of the date of the assignment and not with respect to an expansion of such obligations (by way of example and not limitation, if there is an amendment to this Lease extending the Term other than pursuant to a renewal option set forth in this Lease as of the date of the assignment, Tenant shall not remain liable for obligations during that renewal period). Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all Rents due and becoming due to Tenant under such assignment or sublease and apply such Rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.
9.3Approved Users. Notwithstanding anything in this Section 9 to the contrary, Tenant shall be permitted from time to time to permit its clients, consultants, and service providers ([***]) (collectively, “Approved Users”), and employees, officers, and directors of any Affiliated Party (defined hereafter), to use or occupy space within the Premises while engaged in business with and/or for Tenant. Tenant’s granting of permission to the Approved

Users as set forth in this Section 9.3 shall not be deemed a sublease or other transfer of Tenant’s rights herein, nor shall same subject Tenant to any obligations related to any such transfer as set forth herein.
9.4Net Profits. Except in connection with a Permitted Transfer, in the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as Additional Rent an amount equal to [***] of any Increased Rent (as defined below), after first deducting the Costs Component (as defined below), within thirty (30) days after such Increased Rent is received by Tenant. As used in this Section 9.4, “Increased Rent” means the excess of (i) all Rent and other consideration which Tenant receives directly related to and solely as a result of any sale, sublease, assignment, or other transfer of this Lease, over (ii) the Rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash solely with respect to this Lease, the Premises, and/or Tenant’s personal property located in the Premises shall be valued at its fair market value as reasonably determined by Tenant in good faith. The “Costs Component” means the out-of-pocket costs incurred by Tenant in connection with any such subletting or assignment including, without limitation, reasonable attorneys’ fees, brokerage commissions, free rent, and other concessions given to the transferee or otherwise paid in connection with such transaction. For the avoidance of doubt, amounts attributable to business goodwill, the sale of the business, stock, or assets of Tenant, and/or any consideration not directly tied to the leasehold transaction shall not be included in the calculation of Increased Rent.
9.5Withholding of Consent. Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if: (a) at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any Event of Default or any uncured default of Tenant for which Landlord has given written notice of default to Tenant; or (b) the proposed assignee or sublessee is an entity: (i) with which Landlord is already in negotiation for lease of the Adjacent Premises; (ii) that is a governmental agency; (iii) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; (iv) that would subject the Premises to a use which would: (1) involve materially and atypically increased personnel or wear upon the Building; (2) violate any Regulations; (3) require any addition to or modification of the structure of the Building in order to comply with any Regulations; or (4) involve a violation of Section 1.1 or not be a Permitted Use hereunder; or (v) in the case of a proposed assignment, the proposed assignee does not have a demonstrated tangible net worth equal to or greater than that of Tenant as of the Lease Reference Date, and in the case of a proposed sublease, the proposed subtenant does not have a demonstrated creditworthiness sufficient to fully comply with its obligations under the sublease.
9.6Assignment/Subletting Fee. Upon any request to assign or sublet, other than in connection with a Permitted Transfer, Tenant will pay to Landlord the Assignment/Subletting Fee within thirty (30) days following receipt from Landlord of an invoice with reasonably detailed out-of-pocket costs, including reasonable attorneys’ fees, not to exceed $5,000.00 in the aggregate, regardless of whether Landlord shall consent to, or refuse consent for such assignment, pledge, or sublease. Any purported sale, assignment, mortgage, transfer of this Lease, or subletting which does not comply with the provisions of this Section 9 shall be void.
9.7Permitted Transfer. So long as Tenant is not entering into the Permitted Transfer as a subterfuge and for the purpose of avoiding or otherwise circumventing the remaining terms of this Section 9, Tenant may assign its entire interest under this Lease, or sublease all or any portion of the Premises without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership, or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase (of assets and/or equity), merger, consolidation, or reorganization, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i) there is not then any Event of Default (or, if there is an Event of Default, Tenant must first cure same); (ii) the Permitted Transferee’s use will be a Permitted Use; (iii) to the extent not prohibited by law, Tenant shall give Landlord written notice at least ten (10) business days prior to the effective date of the proposed Permitted Transfer; (iv) with respect to a proposed Permitted Transfer which constitutes an assignment to an Affiliated Party as described in clause (a) above or to a successor to Tenant by purchase (of assets and/or equity), merger, consolidation, or reorganization as described in clause (b) above, Tenant or the Affiliated Party then has a demonstrated tangible net worth equal to or greater than Tenant’s tangible net worth at the Lease Reference Date; and (v) Tenant shall provide Landlord with a fully executed copy of an assignment and assumption agreement. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity or otherwise controls the direction of the management of Tenant; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty percent (50%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled by, controlling, or under common control with Tenant. For the purposes of this Lease, “net worth” shall mean, with respect to any entity as of any applicable date of determination, an amount equal to the aggregate of (X) the total tangible assets of such entity determined in accordance with GAAP, less (Y) the total liabilities of such entity determined in accordance with GAAP.
10.INDEMNIFICATION.
10.1Except to the extent same is due to the negligence or willful misconduct of Landlord and/or any other Landlord Party, and except and until the event of a final judicial determination that the same is due to the negligence or willful misconduct of Landlord and/or any Landlord Parties (or until the time of Landlord’s settlement and/or the settlement by any Landlord Party who is controlled by, under common control with, or otherwise affiliated with, Landlord, of such claim), and subject to the terms of Sections 10.3, 10.4 and 12, Landlord and the Landlord Parties shall not be liable and Tenant hereby waives all claims against them for any damage to any property in or about the Premises or the Building by or from any cause whatsoever (including, without limiting, the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft).
10.2TENANT SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD LANDLORD AND LANDLORD PARTIES HARMLESS FROM AND AGAINST ANY DIRECT, OUT-OF-POCKET THIRD PARTY LOSS, THIRD-PARTY CLAIMS, LIABILITY OR COSTS (INCLUDING COURT COSTS AND REASONABLE ATTORNEY’S FEES) INCURRED BY REASON OF (A) ANY DAMAGE TO TENANT’S OR ANY THIRD PARTY’S PROPERTY OR ANY INJURY (INCLUDING BUT NOT LIMITED TO DEATH) TO ANY PERSON (A “CLAIM”) OCCURRING IN, ON OR ABOUT THE PREMISES OR THE BUILDING TO THE EXTENT THAT SUCH INJURY OR DAMAGE SHALL BE CAUSED BY OR ARISES FROM ANY ACTUAL OR ALLEGED ACT, NEGLECT, FAULT OR OMISSION BY OR OF TENANT, TENANT’S MEMBERS AND THEIR RESPECTIVE AFFILIATES, OWNERS, PARTNERS, MEMBERS, DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES (COLLECTIVELY, THE “TENANT ENTITIES” OR INDIVIDUALLY, A “TENANT ENTITY”) IN WHICH SUCH TENANT OR TENANT ENTITY BREACHED ANY LEGAL DUTY WITH RESPECT TO OR WAS THE PROXIMATE CAUSE OF THE INJURY OR DAMAGE; (B) THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY WORK OR THING WHATSOEVER DONE BY THE TENANT IN OR ABOUT THE PREMISES; (C) TENANT’S ACTUAL OR ASSERTED FAILURE TO COMPLY WITH ANY AND ALL REGULATIONS APPLICABLE TO THE CONDITION OR USE

OF THE PREMISES OR ITS OCCUPANCY FOR WHICH TENANT IS EXPRESSLY BOUND TO COMPLY HEREIN; (D) ANY EVENT OF DEFAULT PURSUANT TO THIS LEASE; OR (E) [***]. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS LEASE WITH RESPECT TO ANY CLAIMS OR LIABILITY ACCRUING PRIOR TO SUCH TERMINATION OR EXPIRATION FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS, EXCEPT FOR CLAIMS OF PERSONAL INJURY, WHICH SHALL SURVIVE FOR THE APPLICABLE STATUTE OF LIMITATIONS. NOTWITHSTANDING ANYTHING CONTAINED IN THE FOREGOING, THIS SECTION 10.2 IS EXPRESSLY SUBJECT TO THE TERMS OF SECTIONS 11 and 12.
10.3NOTWITHSTANDING SECTION 10.2, LANDLORD SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD TENANT AND THE TENANT ENTITIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS INCURRED BY REASON OF (A) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD AND/OR ANY OTHER LANDLORD PARTY, (B) ANY LANDLORD DEFAULT (DEFINED HEREAFTER), OR (C) ANY INJURY TO OR DEATH OF ANY PERSON OR DAMAGE TO ANY THIRD-PARTY PROPERTY OCCURRING IN, ON, OR ABOUT THE PREMISES AS A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD AND/OR ANY OTHER LANDLORD PARTY. NOTHING CONTAINED IN THIS SECTION 10.3 SHALL LIMIT THE LIABILITY OF LANDLORD FOR ANY CLAIM APPORTIONED TO LANDLORD PURSUANT TO SECTION 10.2. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS LEASE WITH RESPECT TO ANY CLAIMS OR LIABILITY ACCRUING PRIOR TO SUCH TERMINATION OR EXPIRATION FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS, EXCEPT FOR CLAIMS OF PERSONAL INJURY, WHICH SHALL SURVIVE FOR THE APPLICABLE STATUTE OF LIMITATIONS.
10.4IN THE EVENT ANY CLAIM FOR WHICH TENANT IS RESPONSIBLE IN THIS LEASE, INCLUDING SECTIONS 10.2 AND/OR 10.3, AND WHICH IS ALLEGEDLY PARTIALLY CAUSED BY THE NEGLIGENCE OF LANDLORD OR ANY LANDLORD PARTY, TENANT SHALL, AT TENANT’S COST, DEFEND SUCH CLAIM ON BEHALF OF LANDLORD AND SUCH LANDLORD PARTY, PROVIDED THAT, IF LANDLORD OR ANY LANDLORD PARTY IS FOUND BY A COURT OF COMPETENT JURISDICTION IN A FINAL JUDGMENT TO BE (OR IF LANDLORD AND/OR ANY LANDLORD PARTY WHO IS CONTROLLED BY, UNDER COMMON CONTROL WITH, OR OTHERWISE AFFILIATED WITH, LANDLORD, AGREES IN WRITING TO HAVE BEEN PARTIALLY NEGLIGENT AND/OR AGREES TO SETTLE THE MATTER WITHOUT ADMITTING PARTIAL NEGLIGENCE), THEN LANDLORD SHALL BE RESPONSIBLE FOR PAYING (OR CAUSING THE APPLICABLE LANDLORD PARTY TO PAY) A PERCENTAGE OF BOTH THE APPLICABLE DAMAGE AWARD AND THE ACTUAL COSTS INCURRED BY TENANT TO DEFEND SUCH CLAIM, WHERE SUCH PERCENTAGE IS EQUAL TO THE PERCENTAGE THAT LANDLORD’S AND/OR ANY OTHER LANDLORD PARTY’S NEGLIGENCE CONTRIBUTED TO SUCH DAMAGE AWARD AS DETERMINED BY SUCH COURT OR AS OTHERWISE AGREED IN WRITING BY THE PARTIES (OR AS A PERCENTAGE OF ANY SETTLEMENT AMOUNT FOR WHICH LANDLORD (AND ANY OTHER LANDLORD PARTY) IS (COLLECTIVELY) RESPONSIBLE TO PAY RELATIVE TO THE TOTAL SETTLEMENT).

11.INSURANCE.
11.1Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect Tenant as the primary insured Party and Landlord and any additional parties as reasonably requested by Landlord, including Landlord’s investment manager, property manager and any mortgagee, as additional insureds, as their interests may appear with respect to any accident occurring in or upon the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the aggregate on an annual basis, covering bodily injury and property damage liability and $2,000,000 products/completed operations aggregate, and $1,000,000.00 personal injury and advertising injury liability, and including Premises/Operations liability, Products/Completed Operations Liability, Contractual Liability, and Broad Form Property Damage Liability, and, if Tenant seeks to use the Premises for manufacturing or storage of Hazardous Substances, an Exception to a Pollution Exclusion for Bodily Injury or Property Damage Liability from a hostile fire; (b) Business Auto Liability covering owned, leased, hired, and non-owned vehicles used by or on behalf of Tenant with a limit of not less than $1,000,000.00 per accident; (c) Worker’s Compensation Insurance with limits as required by statute; (d) Employer’s Liability with limits of $1,000,000.00 each accident, $1,000,000.00 disease policy limit, $1,000,000.00 disease--each employee; (e) All Risk Replacement Cost Property Insurance at not less than full replacement value or Special Form coverage protecting Tenant against loss of or damage to Tenant’s Alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory, and other personal property situated in or about the Premises to the full replacement value of the property so insured; (f) Business Interruption Insurance; (g) Excess General, Automobile, and Employer’s Liability in the minimum amount of $5,000,000.00 per occurrence; (h) if Tenant seeks to use the Premises for manufacturing or storage of Hazardous Substance, Pollution Legal Liability Insurance coverage for bodily injury and property damage liability resulting from sudden and accidental spills, with a limit of not less than $2,000,000.00 per incident; and (i) such other policies of insurance, in commercially reasonable limits, as may be required by Landlord and/or Landlord’s lender, but only to the extent such insurance is consistent with policies maintained by most similar warehouse landlords in [***].
11.2The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name Landlord, Landlord Parties, property manager, investment manager, lender, and any additional parties reasonably requested by Landlord each as an additional insured as its interests may appear (General Liability, Auto Liability, and Excess Liability policies only); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; (d) intentionally omitted; (e) be endorsed so that they are primary and noncontributory with other insurance available to the additional insureds (other than Worker’s Compensation); and (f) include a cross-liability or severability of interests clause (other than Worker’s Compensation). Tenant shall provide a certificate of liability insurance on ACORD Form 25 (or reasonably comparable form to the extent reasonably available). In the event Tenant receives a notice that any insurance required herein will be cancelled, Tenant shall advise Landlord of same as soon as reasonably possible, but, in any event, within five (5) days after Tenant receives notice of same.
11.3Whenever Tenant shall undertake any Alterations in, to, or about the Premises, the aforesaid insurance protection (or such protection may be provided by Tenant’s contractor) must extend to and include injuries to persons and damage to property arising in connection with the performance of such Alterations, and the certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Alterations.
11.4Landlord shall procure and keep in force throughout the Term All Risk Replacement cost property insurance covering the Premises, including, without limitation, the Building, in an amount equal to one hundred percent (100%) of the full replacement value thereof.

11.5Landlord shall keep in force throughout the Term a Commercial General Liability insurance policy or policies to protect Landlord as the primary insured Party and Tenant as an additional insured against any liability to the public or to any invitee of Landlord or a Tenant Entity resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the aggregate on an annual basis and umbrella or excess liability with limits of not less than $5,000,000.00 per occurrence.
12.WAIVER OF CLAIMS AND WAIVER OF SUBROGATION. Landlord and Tenant agree to have their respective insurance companies issuing property damage and loss of income and extra expense insurance waive, by special endorsement, if necessary, any rights of subrogation that such companies may have against Landlord and the Landlord Parties or Tenant and the Tenant Parties, as the case may be. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage if such loss or damage is insured, or as if same was insured if required to be insured by the terms herein (or would have been insured by commercially reasonable and customary special cause of loss, full replacement coverage property insurance policies carried by the majority of similarly situated landlords and tenants, respectively, in [***]), at the time of such loss or damage.
13.SERVICES AND UTILITIES. As part of Landlord’s Work, Landlord will pay all developer, tap, impact, hook-in, connection, and/or similar fees related to all utility service connections to the Premises which are included in the Landlord’s Work. Effective as of the Commencement Date, Tenant shall obtain in its own name and pay for all city water, gas, electricity, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities, directly to the appropriate supplier. Beginning after the Commencement Date, Tenant shall furnish all replacement electric light bulbs, tubes and ballasts, battery packs for emergency lighting, and fire extinguishers. Except as set forth in this Section 13, Landlord shall not be liable for an interruption or failure of utility services on or to the Premises, nor shall Tenant be entitled to any abatement of rent related thereto. Notwithstanding anything to the contrary contained in this Lease, if (i) Landlord ceases to furnish any service required of Landlord in this Lease, and/or there is any interference with any utilities in the Premises for a period in excess of two (2) business days after Tenant notifies Landlord of such cessation (“Interruption Notice”); and (ii) the restoration of such service and/or utility is reasonably within the control of Landlord and/or such interference was caused by the negligence or willful misconduct of Landlord and/or any Landlord Party, then, subject to the exhaustion of any applicable business interruption insurance, Tenant shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the third (3rd) business day after delivery of an Interruption Notice and ending on the day when the service and/or utility in question has been restored. Such abatement of Rent shall be made pro rata in accordance with the extent to which there is actual interference with the use and occupancy by Tenant of the Premises. The abatement provisions set forth above shall be inapplicable to any interruption in, or failure or inability to provide any utilities or services that is caused by (x) damage by fire or other casualty or a taking, (y) any negligence or willful misconduct of Tenant or Tenant’s agents, employees, officers or contractors, or (z) by any act other than the acts of Landlord and/or any Landlord Party, with Tenant acknowledging and agreeing that Tenant is responsible for paying for all utilities furnished to the Premises throughout the Term.
14.HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any part of them after expiration or earlier termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be (a) during the first ninety (90) days of such holding over, one hundred twenty-five percent (125%) of the amount of Monthly Installment of Rent and one hundred percent (100%) of monthly recurring Additional Rent for the last period prior to the date of such expiration or earlier termination, and (b) commencing as of the ninety-first (91st) day of such holding over, one hundred fifty percent (150%) of the amount of the Monthly Installment of Rent and one hundred percent (100%) of monthly recurring Additional Rent for the last period prior to the date of such expiration or earlier termination, in each of the foregoing instances prorated on a daily basis; provided, however, and notwithstanding anything in this Lease to the contrary, Tenant may not hold over for more than six (6) months after the end of the Term. In addition, Tenant shall be liable for any and all damages proximately suffered by Landlord because of Tenant’s holdover if and to the extent Tenant’s holdover exceeds ninety (90) days. In any event, no provision of this Section 14 shall be deemed to waive Landlord’s right of re-entry or any other right under this Lease, at law, or in equity.
15.SUBORDINATION. Notwithstanding anything contained herein to the contrary, Tenant’s obligations under this Lease are subject to Tenant’s receipt of a fully executed subordination and non-disturbance agreement (“SNDA”) executed by all parties claiming superior rights to Tenant with respect to the Premises in form and content reasonably acceptable to Tenant as of the Lease Reference Date. Tenant acknowledges that the form attached hereto as Exhibit J is a commercially reasonable form of SNDA. Thereafter, during the Term, in the event Landlord requests that Tenant subordinates this Lease and/or its interests in and to the Premises to any other documents, then Landlord shall provide Tenant with an SNDA prior to Tenant being required to so subordinate any of its right and/or interests.
16.TENANT’S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.
16.1Definitions.
16.1.1“Environmental Laws” shall mean all present or future federal, state, and municipal laws, ordinances, rules, regulations, standards, policies, decrees, administrative orders, guidelines, permitting requirements, and other governmental directives regulating or relating to health, safety, or the environment or natural resources and applicable to the Premises and/or Tenant during the Term, including but not limited to the following: the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), all state and local counterparts thereto, including, but not limited to, [***].
16.1.2“Hazardous Substances” shall mean and include any substance, material, waste, pollutant, or contaminant that is regulated during the Term under any Environmental Laws, including but not limited to any solid or hazardous waste, hazardous substance, asbestos, or petroleum (including but not limited to crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material).
16.2Operations; Required Documentation; Transfer of Regulatory Ownership and System Responsibility.
16.2.1Prior to Tenant’s execution of this Lease, Tenant shall deliver to Landlord an executed “Hazardous Substances Disclosure Certificate” in the form attached hereto as Exhibit E, describing Tenant’s use of Hazardous Substances in the operation of its business, and any other reasonably necessary documents as requested by Landlord.
16.2.2Tenant shall ensure compliance with all state and federal regulatory requirements applicable to Tenant’s specific use (as distinguished from the Permitted Use and/or the mere occupancy of the Premises), specifically including but not limited to the following, as applicable:
16.2.2.1Occupational Safety and Health Organization (OSHA) Process Safety Management (“PSM”) Program - Code of Federal Regulations, Title 29, Subtitle B, Chapter Xvii, Part 1910; “Occupational Safety and Health Standards”;
16.2.2.2Environmental Protection Agency (EPA) Risk Management Plan (RMP) - Code of Federal Regulations, Title 40, Chapter 1, Part 68; “Chemical Accident Prevention Provisions”;
16.2.2.3Tier II Reporting – Code of Federal Regulations, Title 42, Chapter 116, Section 11022, “Emergency and Hazardous Chemical Inventory Forms” as part of the “Emergency Planning and Community Right to Know”; and
16.2.2.4Department of Homeland Security – Chemical Facilities Anti-Terrorism Standard (CFATS) – Code of Federal Regulations, Title 6, Chapter 1, Subchapter 16 – “Chemical Facility Anti-Terrorism Standards”.
16.3Hazardous Substances Usage. Tenant shall not, nor shall it cause or permit, the use, transportation, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substances on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substances without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, Tenant may use or store the substances disclosed on Exhibit E and reasonable quantities of cleaning products and other products as are reasonably necessary to clean and maintain the Premises, for forklift operation, and/or to operate the [***], so long as such products are used, stored and disposed of in accordance with all Environmental Laws (collectively, the “Hazardous Substance Exceptions”). Tenant, at its sole cost and expense, shall operate its business in the Premises and on the Premises in compliance with all Environmental Laws and all requirements of this Lease, and subject to the Hazardous Substance Exceptions, shall remove all Hazardous Substances stored, disposed of, or otherwise released by Tenant onto or from the Premises in accordance with Section 16.4.2 below. Tenant shall not be entitled nor permitted to install any tanks under, on, or about any portion of the Premises for the storage of Hazardous Substances without the express written consent of Landlord, which may be given or withheld in Landlord’s sole and absolute discretion.
16.4Notices; Remediation Obligations.
16.4.1Tenant shall (a) promptly notify Landlord of (i) any notice of violation of Environmental Laws received by Tenant with respect to the Premises or (ii) any notice received by Tenant regarding the presence or suspected presence of any Hazardous Substances on, under, or about the Premises, other than as a result of any Hazardous Substance Exceptions, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source.
16.4.2Tenant, at its sole cost and expense, covenants to investigate, clean up, remove, restore, and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation, incident or other damages directly caused by Tenant’s use of Hazardous Substances such that the affected portions of the Premises and any adjacent property are brought in compliance with all Environmental Laws with respect to Tenant’s actions. Subject to applicable law, any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent (such consent not to be unreasonably withheld, conditioned, and/or delayed) to Tenant’s proposed means, methods, and scope of such activities. Further, any such investigation, clean up, removal, restoration and other remediation shall be performed in compliance with Environmental Law to meet commercial/industrial cleanup standards, and in accordance with this Lease. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an Emergency without obtaining Landlord’s consent.
16.5Tenant’s Indemnification. Except with respect to Hazardous Substances existing at the Premises as of the Commencement Date that are referenced in the [***], those addressed by the Cleanup Plan, or that were caused by Landlord and/or any Landlord Party, and subject to the remainder of this Lease, the Landlord’s Work Warranty and Landlord’s [***], Tenant shall indemnify, hold harmless, and, defend (by counsel reasonably acceptable to Landlord) Landlord and Landlord Parties from and against any and all Losses (defined hereafter), incurred by Landlord or any Landlord Party as a direct result of: (a) any violation or alleged violation by Tenant or any Tenant Party of any Regulations, including, but not limited to, Environmental Laws, at the Premises, or any breach by Tenant or any Tenant Party of the Environmental Covenant or the Additional Environmental Covenant; (b) any breach of the provisions of this Section 16 by Tenant or any Tenant Party; or (c) any use, generation, storage, release, or disposal of any Hazardous Substances on, about or from the Premises by Tenant or any Tenant Party. Tenant shall also indemnify, hold harmless, and, defend (by counsel reasonably acceptable to Landlord) Landlord and Landlord Parties from and against any and all Losses, incurred by Landlord or any Landlord Party as a direct result of any exacerbation of the impacts of the Hazardous Substances existing at the Premises as of the Commencement Date that are referenced in the [***], or those addressed by the Cleanup Plan, resulting from identifiable and specific actions by Tenant or a Tenant Party, which shall be Landlord’s burden to establish, and only to the extent that such purported exacerbation requires investigation or remedial action under Environmental Laws to satisfy commercial/industrial cleanup standards. The term “Losses” shall mean all third-party claims, demands, reasonable, out-of-pocket expenses, actions, judgments, direct damages (whether known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses (including, without limitation, property damage, diminution in value of Landlord’s interest in the Premises, damages for the loss or restriction on use of any space or amenity within the Premises, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, reasonable, out-of-pocket costs and fees, including, but not limited to, reasonable, out-of-pocket attorneys’ and consultants’ fees and expenses, and the costs of cleanup, remediation, removal and restoration if and to the extent required by Environmental Laws to meet commercial/industrial cleanup standards, that are in any way related to any matter covered by the applicable indemnity under this Section 16. The strict compliance by Tenant with all laws pertaining to Hazardous Substances shall not excuse Tenant from its obligation of indemnification pursuant to this Section 16.5. Notwithstanding anything contained in the foregoing, this Section 16.5 is expressly subject to the terms of Section 12.

16.6Inspections and Tests. Landlord shall have the sole right upon two (2) business days’ prior notice to Tenant and during Tenant’s normal business hours (except in the event of an Emergency), to (i) enter and inspect the Premises, and (ii) conduct tests and investigations periodically and from time to time at Landlord’s sole cost and expense not to be treated as Operating Expenses, to determine whether Tenant is in compliance with its obligations under this Section 16, or to determine if Hazardous Substances are present in, on or about the Premises if not otherwise provided on Exhibit E, and (iii) request a list identifying by type and amount all Hazardous Substances used, stored or otherwise located on, under or about any portion of the Premises by Tenant or any Tenant Party. If as a result of such inspections, tests and/or investigations, Landlord reasonably determines that contamination has occurred on the Premises and that Tenant or any of Tenant’s agents are responsible in any manner for such contamination, (a) the commercially reasonable cost of all such inspections, tests and investigations shall be borne by Tenant and (b) Landlord shall have the right to conduct commercially reasonable periodic follow up inspections, tests and/or investigations to determine the status and effectiveness of any remediation efforts related to such contamination being conducted by Tenant to meet commercial/industrial cleanup standards. Nothing herein shall prevent Tenant from conducting its own investigations and/or providing information, data, or evidence to Landlord or the applicable regulatory agency that contamination or noncompliance has not occurred or that Tenant is not the source or cause of any contamination or noncompliance. The aforementioned rights granted herein to Landlord and its representatives shall not create (1) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant’s agents with respect to Hazardous Substances, including without limitation, Tenant’s operation, use and any remediation related thereto, or (2) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Substances, it being understood that Tenant shall be solely responsible for all liability in connection therewith.
16.7Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause all Hazardous Substances introduced by Tenant and/or any Tenant Party into the Premises to be removed from the Premises and managed or disposed of, if and to the extent required by, and in accordance with, all Environmental Laws to meet commercial/industrial cleanup standards; and (ii) cause to be removed all containers installed or used by Tenant or any Tenant Party to store any Hazardous Substances on the Premises, and cause the repair of any damage to the Premises resulting from such removal.
16.8Landlord’s Indemnification. Landlord shall indemnify, hold harmless and defend (by counsel reasonably acceptable to Tenant), Tenant and the Tenant Parties from and against any and all Losses incurred by Tenant or any Tenant Party as a direct result of (a) the Hazardous Substances existing at the Premises as of the Commencement Date that are referenced in the [***] and/or or those addressed in the Cleanup Plan, and/or (b) Landlord’s breach of clause (xi) in Section 2.6.1. Clause (a) shall not apply to (i) costs and expenses that are expressly payable by Tenant as Operating Expenses under this Lease for annual inspections and reporting); (ii) exacerbation of the impacts of such Hazardous Substances resulting from identifiable and specific actions by Tenant or a Tenant Party, which shall be Landlord’s burden to establish, and only to the extent that such purported exacerbation requires investigation or remedial action under Environmental Laws to satisfy commercial/industrial cleanup standards; or (iii) breaches of the Environmental Covenant or the Additional Environmental Covenant caused by identifiable and specific actions by Tenant or a Tenant Party, which shall be Landlord’s burden to establish, and only to the extent that such purported breach requires investigation or remedial action under Environmental Laws to satisfy commercial/industrial cleanup standards. The strict compliance by Landlord with all laws pertaining to Hazardous Substances shall not excuse Landlord from its obligation of indemnification pursuant to this Section 16.8. Notwithstanding anything contained in the foregoing, this Section 16.8 is expressly subject to the terms of Section 12.

16.9Survival. The obligations of Landlord and Tenant under this Section 16 shall survive the expiration or earlier termination of this Lease for a period of one hundred twenty (120) days. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Substances are exclusively established by this Section 16. In the event of any inconsistency between any other part of this Lease and this Section 16, the terms of this Section 16 shall control (with the exception of Section 12).
17.ENTRY BY LANDLORD.
17.1In addition to Landlord’s rights under Sections 7.2.2 and 16.6, subject to the terms and conditions of this Section 17, Landlord shall have the right to enter the Premises, during Tenant’s normal business hours upon no less than five (5) days’ advance notice (except in case of Emergency), to perform its obligations under this Lease and to show the Premises to prospective or contract purchasers and prospective or current mortgagees and, during the last eighteen (18) months of the Term, to show said Premises to prospective tenants.
17.2Notwithstanding anything in this Lease to the contrary, in the event of any entry by Landlord into the Premises at any time and for any purpose, and except in case of Emergency, Landlord shall use commercially reasonable efforts to prevent any interference with the operation of Tenant’s business in the Premises, and Landlord shall coordinate with Tenant to allow a representative of Tenant to accompany Landlord. Any alterations, maintenance, entry, and/or repairs which Landlord makes, or is entitled to make pursuant to this Lease, in, around, or near the Premises, any entry into the Premises by Landlord and/or any of the Landlord Parties are collectively called “Restorative Work.” Notwithstanding anything contained in this Lease to the contrary, except in case of Emergency, Landlord shall conduct all Restorative Work: (a) outside Tenant’s normal business hours (unless Tenant is then operating 24/7/365), if such Restorative Work is likely to have a material negative effect on Tenant’s use of, or access to, the Premises, all at no additional cost to Tenant; (b) using reasonable commercial efforts not to interfere with Tenant’s use and enjoyment of the Premises; (c) so that the level of Building services shall not decrease in any material respect from the level required of Landlord in this Lease as a result thereof; (d) so that Tenant is not deprived access to the Premises; and (e) so that all items brought into the Premises shall be removed prior to the start of the next business day (unless such items are required for support on a temporary basis). Further, notwithstanding anything contained herein to the contrary but subject to the exceptions in the proviso clause below, in the event that the Restorative Work prevents or materially interferes with Tenant’s use and occupancy of the Premises, and such interference continues for three (3) or more consecutive days after Tenant delivers a written notice to Landlord of such interference (“Interference Notice”), then Tenant shall have the right to abate Rent as of the fourth (4th) day after delivery of the Interference Notice and ending on the day when the interference is discontinued; provided that, (i) if the actual interference with Tenant’s use and occupancy affects less than thirty-five percent (35%) of the Premises, then such abatement of Rent shall be made pro rata in accordance with the extent to which there is actual interference with Tenant’s use and occupancy of the Premises, (ii) if the actual interference with Tenant’s use and occupancy affects thirty-five percent (35%) or more of the Premises, then all Rent shall abate until the interference is discontinued, and (iii) the abatement provisions set forth above shall not apply to any Restorative Work necessitated by (A) damage by fire or other casualty or any taking, or (B) an Event of Default under this Lease. Since the Premises and the Building are solely occupied by Tenant, Landlord shall not have the right during the Term to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Premises and the Building without the prior written consent of Tenant, which may be withheld in Tenant’s sole discretion. Landlord shall have the right at any time during the Term to change the name, number, or designation by which the Building is commonly known and shall notify Tenant at least thirty (30) days in advance of any such changes. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable.
17.3For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper in an Emergency, to obtain entry to the Premises and/or the Building. Notwithstanding anything to the contrary contained in this Lease, Landlord shall have the right to enter the Premises without providing notice to Tenant in the event of an Emergency.
18.DEFAULT.
18.1Except as otherwise provided in Section 20, the following events shall be deemed to be “Events of Default” or each individually, an “Event of Default” under this Lease:
18.1.1Monetary Default. Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the Rent reserved by this Lease, any other amount treated as Additional Rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as Additional Rent under this Lease, and such failure shall continue for a period of ten (10) business days after written notice that such payment was not made when due, but if any such notice shall be given twice within a twelve (12) month period commencing with the date of the first such notice, the failure to pay any sum due Landlord for a third (3rd) time within such twelve (12) month period within five (5) days after same is due shall be an Event of Default, without notice.
18.1.2Non-Monetary Default. Tenant shall fail to comply with any term, provision, or covenant of this Lease which is not provided for in another sub-Section of this Section 18.1 and shall not cure such failure within thirty (30) days after written notice of such failure by Landlord to Tenant, provided, however, that such failure shall not be an Event of Default if such failure could not reasonably be cured during such thirty (30) day period, and Tenant has commenced the cure within such thirty (30) day period and thereafter is using commercially reasonable efforts to pursuing such cure to completion.
18.1.3Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.
18.1.4A court of competent jurisdiction shall enter an order, judgment, or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment, or decree shall not be vacated or set aside or stayed within one hundred twenty (120) days from the date of entry thereof.
18.1.5Tenant’s failure to timely deliver the LC or renewal or increase thereof as and when required under this Lease and such failure continues for more than ten (10) business days after notice to Tenant.

19.REMEDIES.
19.1Except as otherwise provided in Section 20, upon the occurrence of any of the Events of Default described or referred to in Section 18, to the extent permitted by applicable Regulations, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently, or consecutively and not alternatively:
19.1.1Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating this Lease.
19.1.2Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of this Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord without relinquishing Landlord’s right to receive any then unpaid and due Rent or any other right given to Landlord under this Lease or by operation of law.
19.1.3Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all Rent, including any amounts treated as Additional Rent under this Lease, and other sums due and payable by Tenant as of the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the excess of (a) the then-present value of all Rent and Additional Rent that would be payable under this Lease from the date of demand for what would be the expired Term of this Lease, including any Extension Period with respect to which Tenant shall have exercised its option to extend, in the absence of such termination or repossession, less (b) the fair market gross rental value of the Premises during the same period (such difference referred to as the “Accelerated Damages”). Present value shall be determined for the purpose of the immediately preceding sentence by application of a discount factor of five (5%) per year.
19.1.4Upon any termination of Tenant’s right to possession only without termination of this Lease:
19.1.4.1Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate this Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the Rent, including any amounts treated as Additional Rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the Rent as and when it becomes due, including any amounts treated as Additional Rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.
19.1.4.2Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof. Landlord and Tenant agree that nevertheless Landlord shall, at a minimum, be required to list the Premises with a reputable broker of Landlord’s choice, and Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises, all as may be reasonably necessary. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations, and additions in or to the Premises and to put the Premises in the condition required upon surrender by Tenant, and Tenant shall pay the cost thereof, together with Landlord’s reasonable, out-of-pocket expenses of reletting, including, without limitation, any market-based commission incurred by Landlord (all of which shall be amortized over the new lease term and charged to Tenant to the extent such new term falls within the Term), within thirty (30) days of Landlord’s demand.

19.1.4.3Until such time as Landlord shall elect to terminate this Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all Rent as same becomes due, including any amounts treated as Additional Rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the reasonable, out-of-pocket costs of repairs, alterations, and additions to put the Premises in the condition required of Tenant (including reasonable, out-of-pocket attorney’s fees), less only such consideration as Landlord is entitled to receive from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Section 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease, but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.
19.1.5Any other rights or remedies available to Landlord under this Lease, at law, or in equity.
19.2Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Tenant agrees to reimburse Landlord within thirty (30) days of Landlord’s demand as Additional Rent, for any expenses which Landlord may reasonably incur in curing the Event of Default, plus interest from the date of expenditure by Landlord at the Default Rate set forth in Section 3.2.
19.3The Parties expressly waive any right to a trial by jury in the event of a dispute resulting in litigation.
19.4Except to the extent Landlord exercises its rights pursuant to Section 19.1.3, pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions, and covenants contained in this Lease.
19.5No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept an early surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Event of Default unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default or of Landlord’s right to enforce any such remedies with respect to such Event of Default or any subsequent Event of Default.
19.6Waiver of Distraint. Landlord waives any rights, whether in law or in equity, to distraint on Tenant’s personal property including equipment and inventory; and Landlord affirmatively waives any landlord’s lien it otherwise may be entitled to have or enforce, whether arising by common law, by law, affirmative contractual grant, or by any other means whatsoever.
19.7Tenant’s Property. Upon the occurrence of an Event of Default and the termination of Tenant’s possession or of this Lease due to the same, any and all property which is Tenant’s obligation to remove as expressly set forth herein may (if not promptly removed by Tenant), be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.
19.8Landlord Default. Landlord shall be in “Landlord Default” if it fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless performance of such obligation will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary, provided Landlord commences such cure during the initial thirty (30) day period and uses commercially reasonable efforts to pursue the same to completion). Notwithstanding the foregoing, if a Landlord Default arises and if, as a result of such default, there is an Emergency at the Premises, Tenant may, in addition to and cumulative to all other remedies available to Tenant hereunder, at law or in equity, deliver a second written notice to Landlord specifying such Landlord Default and stating that if Landlord fails to provide a substantive response or commence any action with respect to such Landlord Default within five (5) business days following Landlord’s receipt of the notice, then Tenant may cure the Landlord Default at Landlord’s expense. If Tenant delivers a second written notice to Landlord as provided above and Landlord fails to provide a substantive response or commence a curative action and/or diligently prosecute same to completion within such five (5) business day period, then, Landlord shall promptly (but in no event later than thirty (30) days after delivery by Tenant of an invoice for such expenses) reimburse Tenant for the reasonable and actual cost and expense of curing the Landlord Default, absent which Tenant shall have the right to deduct such cost and expense from up to (but not in excess of) twenty-five percent (25%) of the Monthly Installment of Rent reserved hereunder until such cost and expense is fully recouped by Tenant. Tenant shall promptly provide to Landlord invoices or other documentation evidencing such cost and expenses upon Landlord’s request therefor. The failure of Tenant at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree forbearance or waiver by Tenant to enforce its rights pursuant to this Lease or at law or in equity shall not be a waiver of Tenant’s right to enforce one (1) or more of its rights in connection with any subsequent Landlord Default. A receipt by Tenant of payment with knowledge of the Landlord Default of any covenant hereof shall not be deemed a waiver of such Landlord Default, and no waiver by Tenant of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Tenant.
19.9No Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, in no event will Tenant be liable to Landlord for the payment of consequential, punitive, special, and/or speculative damages; provided that, the foregoing shall not apply to consequences of holding over (as set forth in Section 14) or a breach by Tenant of Section 16, or Landlord’s indemnification obligations with respect to its failure to procure a PCO pursuant to the terms of Section 2.1.2.
19.10Prevailing Party’s Attorneys’ Fees. If any action is brought by any Party to this Lease to enforce or interpret its terms or provisions, the prevailing Party in such action shall be entitled to recover from the other Party, in addition to any other relief awarded, all reasonable expenses that the prevailing Party incurs in those proceedings, including, without limitation, attorneys’ fees and expenses. For purposes of this Section 19.10, “prevailing Party” means the Party obtaining substantially the relief sought, whether by compromise, settlement, or judgment.

20.TENANT’S BANKRUPTCY OR INSOLVENCY.
20.1If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each, a “Debtor’s Law”):
20.1.1Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Section 9, except to the extent Landlord shall be required to permit such assumption, assignment, or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:
20.1.1.1Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised, and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.
20.1.1.2Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of Rent an amount equal to at least three (3) months’ Rent and other monetary charges accruing under this Lease, and shall have provided Landlord with adequate other assurance of the future performance of the obligations of Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of Tenant’s obligations under this Lease.
20.1.1.3The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.
20.1.1.4Landlord shall have, or would have had absent the Debtor’s Law, no right under Section 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.
21.QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and so long as there is not an Event of Default in existence, then, subject to the terms of this Lease and the Covenants, Landlord shall ensure that Tenant shall peaceably and quietly enjoy the Premises and appurtenances thereto without hindrance or molestation by Landlord or any Landlord Party.
22.CASUALTY.
22.1In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within three hundred twenty (320) days following the date of such damage, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in Rent from the date of such damage. Such abatement of Rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing after having consulted with Landlord’s architect and general contractor, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, Landlord shall commence construction soon thereafter, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage (which shall include Landlord’s procurement of a temporary or final Certificate of Occupancy (or its equivalent)).
22.2If such repairs cannot, in Landlord’s reasonable estimation after having consulted with Landlord’s architect and general contractor, be made within three hundred twenty (320) days following the date of such damage, Tenant shall have the option of giving Landlord notice, at any time within thirty (30) days after Landlord’s notice of estimated restoration time, terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire, and all interest of Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term (provided, however, Tenant shall have sixty (60) days to vacate the Premises). In the event Tenant does not exercise its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the Rent hereunder shall be proportionately abated as provided in Section 22.1.
22.3Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the Party carrying such insurance and under its sole control.
22.4In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy, terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said sixty (60) day period of time, whereupon this Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term. Notwithstanding anything contained in this Lease to the contrary, it is the Parties’ intention that the timeframes set forth in this Section 22 are absolute, and not subject to extension as a result of any Excusable Delays or other delays outside of either Party’s control.
22.5Notwithstanding anything to the contrary contained in this Section 22: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Section 22 occur during the last twelve (12) months of the Term (so long as Tenant has not exercised and does not then choose to exercise its option to renew the Lease) or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice.

22.6In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Section 22, it shall be Tenant’s responsibility to remove forthwith, at its sole cost and expense, such portion or all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.
23.EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either Party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither Party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, Rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures, personal property and moving expenses; Tenant shall make no claim for the value of any unexpired portion of the Term. Although all damages in the event of any condemnation are to belong to Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold or the fee of the Premises and the Building, Tenant shall have the right to claim and recover directly from the condemning authority, but not from Landlord, such compensation as may be separately awarded and separately recoverable by Tenant in Tenant’s own right on account of any and all damage to, for or on account of any cost or loss to which Tenant may be put in removing Tenant’s merchandise, furniture, trade fixtures and trade equipment, provided any such award does not directly or indirectly reduce Landlord’s award.
24.SALE BY LANDLORD. In event of a bona fide sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look thereafter solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Section 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall either transfer or deliver said security or credit the amount of such security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.
25.ESTOPPEL CERTIFICATES. Within ten (10) business days following any written request which Landlord may make no more than twice per calendar year, Tenant shall execute and deliver a sworn statement in substantially the form attached hereto as Exhibit F. Within ten (10) business days following written request which Tenant may make from time to time (but no more than twice during each calendar year), Landlord shall execute and deliver to Tenant a sworn statement certifying (i) that this Lease is in full force and effect, (ii) the absence of any defaults by Tenant under this Lease, and (iii) such other matters reasonably requested by Tenant.

Landlord and Tenant intend that any statement delivered pursuant to this Section 25 may be relied upon by any mortgagee, beneficiary or purchaser.
26.SURRENDER OF PREMISES.
26.1Inspection. No greater than nine (9) months and no less than three (3) months prior to the end of the Term, in order to determine Tenant’s responsibility for repairs and restoration of the Premises, if any, Landlord and Tenant shall arrange to meet for two (2) joint inspections of the Premises at mutually agreed times, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises.
26.2Personalty. All Alterations in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting, shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver to Landlord possession of the Premises, together with all Alterations by whomsoever made, the [***], in good working condition, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty, and/or condemnation, and in a condition that is in compliance with all Regulations (including all fire and life safety codes); provided, however, that Tenant shall not be required to make any Alterations or improvements in connection with the foregoing. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property located in the Premises, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”), but Tenant shall have no other removal and/or restoration duties whatsoever. Personalty not so removed shall be deemed abandoned by Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. The provisions of this Section 26.2 shall survive the expiration or earlier termination of this Lease for a period of sixty (60) days. Any claims made by Landlord within such sixty (60) day period shall survive for a period of two (2) years.
27.NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be in writing and addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent overnight courier delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered or refused (on a non-weekend, non-federal holiday), to the addressee at its address(es) set forth on the Reference Pages, or at such other address(es) as either Party has last specified by written notice delivered in accordance with this Section 27. Any such notice or document may also be (i) personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address or Landlord’s Notice Address or (ii) delivered by electronic mail provided that as of the date of the electronic mail transmission a hard copy of such notice is simultaneously sent to the intended addressee by overnight courier, in which event the notice shall be deemed to be delivered as of the date of the electronic mail transmission. If Landlord has provided the address of the property manager to Tenant, Tenant shall ensure that property manager is included as a notice party (or otherwise receives written notification) for [***], fire and life safety alarms and other related equipment notices applicable to the Premises.
28.[INTENTIONALLY DELETED].
29.ENERGY AND SUSTAINABILITY PRACTICES.
29.1Tenant acknowledges that Landlord may elect, in Landlord’s sole discretion and at Landlord’s sole cost (not to be treated as Operating Expenses), to implement energy efficient and environmentally sustainable practices (“Sustainability Practices”) and may pursue an environmental sustainability monitoring and certification program such as Energy Star, Green Globes-CIEB, LEED, or similar programs (“Green Building Certification”). Tenant acknowledges that in order to further its Sustainability Practices or pursue Green Building Certification, Landlord may be required to provide information, historical and current data, regarding energy use, materials, procedures and systems operation within the Building and/or Premises to the Green Building Certification Institute or to another certification body or agency, in order to demonstrate compliance with various program requirements. Tenant agrees that throughout the Term of this Lease: (i) Tenant shall cooperate in good faith, but at no cost or material obligation to Tenant, to maintain and provide Landlord with historical and current data regarding energy use, materials, procedures and systems operation by Tenant or within the Premises as Landlord shall reasonably require in order to meet the Sustainability Practices; and (ii) Tenant shall, at no cost or material obligation to Tenant, reasonably cooperate with Landlord and comply with the Sustainability Practices standards provided any information is collected by Landlord on an anonymous basis in achieving or maintaining the certifications, ratings or other compliance, whether voluntarily or otherwise, applicable to the Premises pursuant to such Sustainability Practices. Tenant will make available to Landlord, upon Landlord’s request, any information in Tenant’s possession or control concerning matters reasonably necessary in Landlord’s efforts to obtain or maintain Green Building Certification. Notwithstanding anything to the contrary, the provisions of this Section 29 are for merely data and information disclosure and do not require Tenant to alter the manner in which Tenant operates its business within the Premises.
29.2Landlord may, at its sole cost (not to be treated as Operating Expenses), install and shall have access to the Premises, upon not less than two (2) business’ days advance written notice to Tenant, to monitor a separate meter (or submeter), to determine the actual use of any utility (including waste, composting, and recycling), in the Premises, provided that such installation and access shall not interfere with the operation of Tenant’s business in the Premises, and shall only be conducted with a representative of Tenant present. Landlord may make available and share actual energy and water usage data (on an anonymous basis), as reasonably necessary to maintain the Green Building Certificate (if any).
29.3Subject to the balance of this Lease, and so long as same does not interfere with Tenant’s business in and/or use of, and/or access to, the Premises, Tenant agrees (but at no cost or material obligation to Tenant and not to be treated as Operating Expenses) to comply with and cooperate with Landlord’s efforts to comply with energy efficiency, Green Building Certification, and/or carbon reduction Laws, including without limitation occupant, water, energy and transportation surveys within the city, county, state or any other jurisdiction.
30.DEFINED TERMS AND HEADINGS. The Section headings shown in this Lease are for convenience of reference only and shall in no way define, increase, limit, or describe the scope or intent of any provision of this Lease. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms, or corporations, and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.
31.TENANT’S AND LANDLORD’S AUTHORITY.
31.1Authority. If Landlord and/or Tenant signs as a corporation, limited liability company, partnership, trust, or other legal entity, each Party represents and warrants that it is qualified to do business in the state in which the Premises is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions.
31.2OFAC. Tenant and Landlord each hereby represents, covenants, and warrants that neither the representing Party, nor any persons or entities holding any legal or beneficial interest whatsoever in the representing Party, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred.
32.FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, but not more frequently than twice in any calendar year of the Term, Tenant (or any proposed subtenant or assignee pursuant to any transfers under Section 9), shall deliver to Landlord a copy, certified by an officer as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Landlord’s receipt of such statement shall be subject to Tenant’s receipt of a mutually acceptable confidentiality agreement. If and so long as Tenant is ever a publicly traded company and/or a wholly-owned subsidiary of a publicly traded company, this Section shall be inapplicable.
33.COMMISSIONS. Landlord represents and warrants to Tenant that, other than [***] (“Broker”), Landlord has not dealt with any broker, finder, or the like in connection with this Lease, and Landlord agrees to indemnify, defend, and hold Tenant harmless from all damages, liability and expense (including reasonable attorneys’ fees) arising from any claims or demands of any broker or brokers or finders (including Broker) for any commission alleged to be due such broker or brokers or finders in connection with its participating in the negotiation with this Lease. Furthermore, Landlord shall indemnify, defend, and hold Tenant harmless for Landlord’s failure (and/or its alleged failure) to pay Broker a commission in connection with its involvement in this Lease. Tenant represents and warrants to Landlord that, other than Broker, Tenant has not dealt with any broker, finder, or the like in connection with this Lease, and Tenant agrees to indemnify, defend, and hold Landlord harmless from all damages, liability and expense (including reasonable attorneys’ fees) arising from any claims or demands of any broker or brokers or finders (other than Broker) for any commission alleged to be due such broker or brokers or finders in connection with its participating in the negotiation with Tenant with this Lease.
34.TIME, EXCUSABLE DELAY AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of [***]. Whenever a period of time is prescribed for the taking of an action by a Party, the period of time for the performance of such action shall be extended by the number of days (not to exceed one hundred twenty (120) days in the aggregate, except if and to the extent the delay is attributable to casualty or a government-mandated work stoppage, in which case such 120-day limitation shall not apply), that the performance is actually delayed due to issues beyond such Party’s control, which may include: industry-wide strikes, acts of God, shortages of labor or materials for which there are no reasonable substitutes available, war, terrorist acts, pandemics, orders of any governmental authority, civil disturbances, and other causes beyond the reasonable control of such Party (each such delay an “Excusable Delay” or “force majeure”). If any date upon which some action, notice, or response is required of any Party hereunder occurs on a weekend or holiday on which banks in [***] are closed, such action, notice, or response shall not be required until the next succeeding business day. Any Party claiming an Excusable Delay or force majeure shall use commercially reasonable efforts to mitigate any delays caused thereby, and the Party claiming an Excusable Delay or force majeure shall notify the other Party within five (5) business days after the claiming Party has knowledge of the occurrence of such Excusable Delay or force majeure.
35.SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 9, the terms, covenants, and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators, and assigns of the Parties to this Lease.
36.ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the Parties to this Lease and supersedes any previous negotiations. There have been no representations made by Landlord or any of its representatives or understandings made between the Parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the Parties to this Lease.
37.EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Neither Party shall not be bound by this Lease until it has received a copy of this Lease duly executed and delivered by the other. Landlord shall not exhibit and lease the Premises to other prospective tenants.
38.RECORDATION. Tenant shall have the right, at Tenant’s sole cost and expense, to record a short form memorandum hereof without the prior written consent of Landlord, which is substantially in the form attached hereto as Exhibit K, and Landlord shall promptly execute same at the time Landlord executes this Lease. In addition, if a memorandum of this Lease is recorded, upon Landlord’s request Tenant agrees to promptly execute a termination of said memorandum upon the expiration or termination of this Lease. If Tenant fails to do so, Tenant expressly agrees that Landlord shall be able to unilaterally terminate said memorandum, of record. This Section 38 shall survive the termination or expiration of this Lease.
39.RIGHT OF FIRST REFUSAL AND RIGHT OF FIRST OFFER.
39.1Right of First Refusal. The Tenant’s Right of First Refusal set forth below may only be exercised by Tenant or any Permitted Transferee (a) with respect to a Third Party Offer (as defined below) received by Landlord on or before that date which is eighteen (18) months or less prior to the expiration of the Term of this Lease, (b) if and so long as there is no outstanding Event of Default by Tenant under this Lease, and (c) if and so long as Tenant has not assigned this Lease (other than pursuant to a Permitted Transfer). If any of the conditions set forth in the preceding sentence are not satisfied, then Tenant shall not have a Right of First Refusal, and this Section 39.1 shall not apply with respect to a Third Party Offer received by Landlord. Subject to the foregoing requirements, if Landlord shall receive a bona fide offer (“Third Party Offer”) from a third-party (“Proposed Tenant”) to lease all or any specific portion of the Premises for a term commencing after the expiration of the Term of this Lease (all or such specific portion of the Premises is referred to herein, respectively, as a “ROFR Space”), and if Landlord wishes to accept such Third Party Offer, then Landlord shall promptly give written notice to Tenant of the Third Party Offer, along with a copy of the Third Party Offer (“ROFR Notice”). Tenant shall have ten (10) business days after receipt of a ROFR Notice during which to exercise its right to lease such ROFR Space on the terms and conditions set forth in the Third Party Offer (“Right of First Refusal”). Should Tenant fail to deliver written notice to Landlord of its exercise this Right Of First Refusal within said ten (10) business day period, Tenant shall be deemed to waive all rights to lease the ROFR Space pursuant to the terms of the ROFR Notice (as may be modified below), and Landlord shall be entitled to enter into a lease transaction with the Proposed Tenant on the same terms and conditions offered to Tenant in the ROFR Notice (as may be modified below). In the event that Landlord and Proposed Tenant do not enter into a lease transaction pursuant to the exact same terms and conditions as stated in the ROFR Notice (as may be modified below) within six (6) months after Tenant rejects (or is deemed to reject), the ROFR Notice, then Tenant’s Right of First Refusal with respect to such ROFR Space shall be reinstated. In the event Landlord and Proposed Tenant agree to a lease which contains terms whereby: (i) the square footage of the premises to be leased by the Proposed Tenant is less than ninety-eight percent (98%) of the ROFR Space or more than one hundred two percent (102%) as set forth in the ROFR Notice, (ii) the monthly base rental rate under such lease is less than ninety-five percent (95%) of the base rental rate offered to Tenant in the ROFR Notice, or (iii) the amount of tenant improvement allowances and other concessions to be paid by Landlord to the Proposed Tenant is more than one hundred ten percent (110%) of the improvement allowances and other concessions offered to Tenant in the ROFR Notice, then Landlord shall deliver written notice to Tenant of the terms of the proposed lease with the Proposed Tenant (“Revised Offer”), and Tenant shall have the right of first refusal for the ROFR Space on the terms and conditions contained in the Revised Offer. Tenant shall then have an additional ten (10) business days during which it may accept or reject the Revised Offer. Should Tenant fail to deliver written notice to Landlord of its acceptance of the Revised Offer within said ten (10) business day period, Tenant shall be deemed to waive all rights to lease the ROFR Space pursuant to the terms of the Revised Offer, and Landlord shall be entitled to enter into a lease transaction with the Proposed Tenant on the exact same terms and conditions offered to Tenant in the Revised Offer. If the ROFR Notice or Revised Offer, as the case may be, applies to less than all of the Premises, then Tenant’s rejection of such ROFR Notice or Revised Offer, as the case may be, shall not be deemed a rejection of any other ROFR Space not referred to in the ROFR Notice or the Revised Offer, as the case may be. In the event Tenant timely exercises the Right of First Refusal, Landlord and Tenant shall, within thirty (30) days of such exercise, execute a mutually acceptable amendment to this Lease (“ROFR Extension Amendment”), reflecting the terms of the Third Party Offer or Revised Offer, as may be applicable.
39.2Right of First Offer. The Tenant’s Right of First Offer (defined hereafter) may only be exercised by Tenant if and so long as (a) as Landlord and Tenant have not entered into a ROFR Extension Amendment under Section 39.1, (b) there is no outstanding Event of Default by Tenant under this Lease, and (c) Tenant has not assigned this Lease (other than pursuant to a Permitted Transfer). If any of the conditions set forth in the preceding sentence is not satisfied, then Tenant shall not have a Right of First Offer, and this Section 39.2 shall not apply. Subject to the foregoing requirements, if Landlord intends to market all or any specific portion of the Premises to the public for lease (all or such specific portion of the Premises being referred to herein, respectively, as the “ROFO Space”) during the final eighteen (18) months of the Term of this Lease, then Landlord shall promptly give written notice to Tenant, along with a statement of the proposed lease term, base rent and other material economic terms and incentives that will be included in such marketing (“ROFO Notice”). Tenant shall have ten (10) business days after receipt of the ROFO Notice during which to exercise its right to lease such ROFO Space on the terms and conditions set forth in the ROFO Notice (“Right of First Offer”). Should Tenant fail to deliver written notice to Landlord of its exercise this Right Of First Offer within said ten (10) business day period, Tenant shall be deemed to waive all rights to lease the ROFO Space pursuant to this Section 39.2 (but same shall not effect Tenant’s Right of First Refusal under Section 39.1), and, subject to Section 39.1, Landlord shall be entitled to enter into a lease transaction with any third party with respect to all or any portion of the ROFO Space any time thereafter and on any terms and conditions determined by Landlord. In the event Tenant timely exercises the Right of First Offer, Landlord and Tenant shall, within thirty (30) days of such exercise, mutually execute an amendment to this Lease (“ROFO Extension Amendment”), reflecting the terms of the ROFO Notice.
40.SIGNAGE.
40.1Subject to the provisions of this Section 40.1, Tenant shall be entitled to all signage permitted under all local laws and ordinances and the Protective Covenants (the “Building Signage”). The exact location of the Building Signage shall be subject to all applicable Regulations and Landlord’s prior written approval (such approval not to be unreasonably withheld, conditioned, and/or delayed, and to be given or withheld (with specific reasons given for such withholding), within ten (10) days after Tenant’s request. If Landlord does not respond within such ten (10) day period, Tenant may make another request for such approval which shall be granted or withheld in accordance with the foregoing sentence). If Landlord does not respond to the second written notice within two (2) business days thereafter, Landlord shall be deemed to have approved Tenant’s request for consent. Such right to the Building Signage is subject to the following terms and conditions: (a) Tenant shall submit plans and drawings for the Building Signage to Landlord and to [***] and to any other public authorities having jurisdiction and shall obtain written approval from Landlord and each such jurisdiction prior to installation, and shall fully comply with all applicable Regulations; (b) Tenant shall, at Tenant’s sole cost and expense, design, construct and install the Building Signage; and (c) Tenant shall bear all costs of maintenance and repair for the Building Signage, including cleaning. Notwithstanding the foregoing, Tenant shall not be liable for any fee to Landlord in connection with Tenant’s right to display the Building Signage in accordance with this Lease.
40.2Upon the expiration or earlier termination of this Lease, if Tenant fails to remove the Building Signage and repair the Building in accordance with the terms of this Lease, Landlord shall cause the Building Signage to be removed from the Building and the Building to be reasonably repaired and restored any damage caused therefrom, all at the sole cost and expense of Tenant and otherwise in accordance with this Lease, without further notice from Landlord. Notwithstanding anything to the contrary contained in this Lease, Tenant shall pay all direct, reasonable, and out-of-pocket costs and expenses for such removal and restoration within thirty (30) days following delivery of an invoice therefor.
41.LIMITATION OF LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Premises (including, but not limited to, all rents, profits, income, and proceeds therefrom). The obligations of Landlord and Tenant under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of Landlord’s or its investment manager’s or trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any form of special, indirect, punitive, or consequential damages. In no event shall Tenant be liable to Landlord hereunder for any form of special, indirect, punitive, or consequential damages.
42.COUNTERPARTS AND ELECTRONIC DOCUMENTS. This Lease may be executed in counterparts, including pdf, or electronically imaged signatures provided by DocuSign or any other digital signature provider, and the counterparts taken together shall constitute a single binding instrument. Documents executed, scanned, and transmitted electronically shall be deemed original documents for purposes of this Lease.
43.LANDLORD FEES. Notwithstanding anything contained herein to the contrary, Landlord shall not be entitled to any move-in, move-out, or elevator fee in connection with Tenant’s taking or returning all or any portion of the Premises or, unless Tenant requests Landlord’s management of same in writing, any supervisory fee.
44.LETTER OF CREDIT.
44.1Within thirty (30) days after Landlord Commences Construction and notifies Tenant of same (the “LOC Deadline”), Tenant shall deliver in favor of Landlord the LC in the sum of [***]), as security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant. The LC initially delivered pursuant to this Section 44.1 and all substitutions, replacements and renewals of it must be consistent with and shall satisfy all the requirements in the LC criteria in Exhibit M attached hereto in all material respects. If the LC is not delivered to and accepted by Landlord by the LOC Deadline, and if such failure continues beyond the notice and cure period set forth in Section 18.1.5, then Landlord may, at its election, exercised in its absolute discretion, either void the Lease for failure of a condition subsequent or proceed with rights and remedies for an Event of Default. Landlord may draw on the LC, in whole or in part at Landlord’s election, without advance notice to Tenant, at any time or from time to time, but only during the existence of any Event of Default or (i) if Tenant, or anyone in possession of the Premises through Tenant, wrongfully holds over after the expiration or earlier termination of this Lease, (ii) if Landlord is given notice by the issuer of the LC that it is terminating the LC and Tenant does not replace the LC within fifteen (15) days prior to such termination, (iii) if issuer of the LC gives notice to Landlord that it will cease to act in that capacity and Tenant does not replace the LC within fifteen (15) days prior to such termination, (iv) if the LC expires on a specified date by its terms and is not renewed or replaced at least thirty (30) days in advance of its expiration date, (v) to the extent permitted by applicable law, in the event any bankruptcy, insolvency, reorganization or any other debtor creditor proceeding is instituted by or against Tenant resulting in an Event of Default or (vi) as otherwise specified in or in connection with the LC. Landlord may apply any sum drawn on the LC to amounts due and owing to Landlord under this Lease as a result of the Event(s) of Default in such order and priority as Landlord elects in its absolute discretion. Tenant shall, within fifteen (15) business days after Landlord’s demand, restore the amount of the LC drawn to its original amount. If Tenant does not restore the LC to its original amount within the required time period, such non-restoration shall be considered an Event of Default. Additionally, Landlord’s draw and application of all or any portion of the proceeds of the LC shall not impair any other rights or remedies provided under this Lease or under applicable law and shall not be construed as a payment of liquidated damages. Subject to Section 44.2, so long as no default by Tenant exists (or upon the cure of same), the remaining balance of the LC shall be returned to Tenant or, if Landlord has properly drawn on the LC, the remaining proceeds of the LC which are in excess of sums due to Landlord shall be repaid to Tenant, if not previously applied, without interest, within sixty (60) business days after the expiration or termination of the Term of the Lease and delivery of possession of the Premises to Landlord in accordance with this Lease. On any request by Landlord made during the Term of the Lease, Tenant shall cooperate in accomplishing any reasonable modification of the LC reasonably requested by Landlord at Landlord’s sole discretion and at no cost to Tenant. If the LC should be lost, mutilated, stolen or destroyed, Tenant shall cooperate in obtaining the issuance of a replacement at no cost to Tenant. Tenant shall not assign or grant any security interest in the LC and any attempt to do so shall be void and of no effect. In the event of a sale or transfer of Landlord’s estate or interest in the Building, Landlord shall have the right to transfer the LC to the vendee or the transferee. Tenant shall reasonably cooperate in effecting such transfer at no cost to Tenant. Without limiting the foregoing, if Landlord determines in good faith that the issuer of the LC no longer meets the rating criteria set forth in Exhibit M, then, upon no less than forty-five (45) days prior written notice from Landlord to Tenant, Tenant shall replace such LC with a new LC issued by an issuer that meets the rating criteria set forth in Exhibit M or is otherwise reasonably acceptable to Landlord.
44.2After Tenant pays the Monthly Installment of Rent and Additional Rent for the one hundred twentieth (120th) month of the Term (the “Return Date”), then, so long as no Event of Default shall exist, Tenant shall have no further obligation to provide the LC, and Landlord shall return the LC to Tenant promptly following the Return Date, subject to the immediately next sentence. If, as of the Return Date, Tenant is in default under this Lease for which written notice has been delivered to Tenant and such default has not been cured, then the LC shall not be returned on the Return Date, and the LC shall not be returned to Tenant unless and until such default is cured, but only if such cure occurs prior to ripening into an Event of Default.
45.[***] OFFICE IMPROVEMENTS.
45.1Attached hereto as Exhibit B-2 is a [***], for installation of [***] within the Premises, depicting the planned physical layout of the [***] within the Premises. Landlord and Tenant hereby approve of the [***]. Landlord, at Tenant’s sole cost and expense and as part of the Landlord’s Work, hereby agrees to install the [***] in accordance with the [***] prior to Substantial Completion, subject to the balance of this Section 45.1. As a partial inducement to Tenant for entering into this Lease, Landlord shall provide to Tenant a construction allowance in the amount of [***] (“Allowance”), to be applied to the cost of the design, installation and completion of the [***]. Tenant shall be responsible for any cost or expense of the [***] which is in excess of the Allowance, plus a landlord oversight fee to Landlord of [***], which shall be payable by Tenant within thirty (30) days after completion of the [***] installation.
45.2The Plans and Specifications include construction of an office as well as certain office-related improvements within the Premises (the “Office Improvements”). Landlord hereby agrees to install the Office Improvements in accordance with the Plans and Specifications as part of Landlord’s Work.
45.3Notwithstanding anything to the contrary in this Lease, Landlord and Tenant acknowledge and agree that Landlord’s review and approval of the [***], is solely for the protection of Landlord, and Landlord shall have no liability to Tenant or any Tenant Party for any Claim suffered by Tenant or any Tenant Party in connection with the design or engineering of the [***].
46.CONFESSION OF JUDGMENT. The provisions set forth in this Section 46 shall become effective only if (i) there shall exist an Event of Default by Tenant and (ii) upon the giving of an additional ten (10) day notice by Landlord to Tenant specifying the nature of the default(s) and specifically referencing Landlord’s intent to utilize the relief set forth in this Section 46. In the event Tenant fails to cure the Event of Default(s) within the additional ten (10) day cure period, then, in such event, upon the expiration of said ten (10) day period, the provisions set forth in this Section 46 shall become fully effective and irrevocable.
46.1CONFESSION OF JUDGMENT FOR POSSESSION. UPON AN EVENT OF DEFAULT OR THE EXPIRATION OF THE TERM, IT SHALL BE LAWFUL FOR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR AS ATTORNEY FOR TENANT AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT AND TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT AND THEREIN CONFESS

JUDGMENT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE ITS SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF POSSESSION OR OTHER APPROPRIATE WRIT UNDER THE [***] RULES OF CIVIL PROCEDURE THEN IN EFFECT MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS; PROVIDED, HOWEVER, IF THIS LEASE IS TERMINATED AND POSSESSION OF THE PREMISES REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT AND UPON ANY SUBSEQUENT EVENT OF DEFAULT OR EVENTS OF DEFAULT, TO BRING ONE OR MORE FURTHER ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE PREMISES AND CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE PREMISES AS HEREINABOVE PROVIDED.
46.2PROCEEDINGS. IN ANY ACTION OF EJECTMENT AND/OR RENT, LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT, SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, AND, IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY OF SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINALS AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT RELEASES TO LANDLORD AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL PROCEDURAL ERRORS IN SAID PROCEEDINGS AND ALL LIABILITY THEREOF. IF PROCEEDINGS SHALL BE COMMENCED BY LANDLORD TO RECOVER POSSESSION UNDER THE [***] UPON AN EVENT OF DEFAULT, TENANT SPECIFICALLY WAIVES THE RIGHT TO THE THREE (3) MONTHS’ NOTICE AND TO THE FIFTEEN (15) OR THIRTY (30) DAYS’ NOTICE REQUIRED BY THE [***], AND AGREES THAT TEN (10) DAYS’ NOTICE SHALL BE SUFFICIENT IN EITHER OR ANY SUCH CASE.
46.3ACKNOWLEDGEMENT OF CONFESSION OF JUDGMENT. TENANT CONFIRMS TO LANDLORD THAT (i) THIS LEASE AND THE FOREGOING WARRANTS OF ATTORNEY HAVE BEEN NEGOTIATED AND AGREED UPON IN A COMMERCIAL CONTEXT; (ii) TENANT IS A BUSINESS ENTITY AND ITS PRINCIPALS ARE KNOWLEDGEABLE IN COMMERCIAL MATTERS; (iii) TENANT HAS CONSULTED WITH ITS OWN SEPARATE COUNSEL REGARDING THIS LEASE; (iv) ON THE ADVICE OF ITS OWN SEPARATE COUNSEL, TENANT HAS AGREED TO THE AFORESAID WARRANTS OF ATTORNEYS TO CONFESS JUDGMENT AGAINST TENANT; AND (v) TENANT UNDERSTANDS THAT IT IS WAIVING CERTAIN RIGHTS WHICH IT WOULD OTHERWISE POSSESS. LANDLORD ACKNOWLEDGES AND AGREES THAT THE TERMS OF THIS SECTION 46 ARE LIMITED TO LANDLORD’S CLAIM AND DEMAND FOR POSSESSION OF THE PREMISES, AND SHALL NOT BE CONSTRUED (NOTWITHSTANDING ANYTHING CONTAINED HEREIN OR IN LAW OR IN EQUITY TO THE CONTRARY), AS A CONFESSION OF JUDGMENT AS TO ANY CLAIM BY LANDLORD FOR MONETARY DAMAGES AND/OR OTHER RELIEF AND/OR REMEDIES.
(Signature page follows)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Reference Date set forth in the Reference Pages of this Lease.

LANDLORD:	TENANT:
[***], a Delaware limited liability company	FRESHPET, INC., A Delaware corporation
By: /s/ [***]______________________ Name: [***] Title: Authorized Signatory	By: /s/ C.G. Taranto____________________ Name: C.G. Taranto Title: SVP of Supply Chain

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